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                  FIRST INTERSTATE BANCORP

               Global Medium-Term Note Program

     DEALER AGREEMENT dated as of December 9, 1994 among
First Interstate Bancorp (the "Corporation") and the parties listed on the signature pages hereto.

     The Corporation intends to issue and sell from time to time its Senior Medium-Term Notes, Series A (the "Senior Notes") and its Subordinated Medium-Term Notes, Series D (the "Subordinated Notes" and, together with the Senior Notes, the "Notes") under a Global Medium-Term Note Program (the "Program"), denominated in specified currencies or currency units, with maturities of one month or longer from the date of original issuance thereof and with aggregate gross proceeds initially of up to U.S.$1,000,000,000 (or, in the case of Notes denominated in another currency or currency unit, the U.S. dollar equivalent thereof). This Agreement amends and replaces the Purchase Agreement, dated as of May 15, 1989, as amended on November 14, 1990 (as amended, the "Prior Purchase Agreement"), between the Corporation and certain of the Dealers, relating to the Corporation's debt securities. The Corporation and such Dealers jointly agree that the Prior Purchase Agreement shall be replaced in its entirety by this Agreement, upon the execution of this Agreement.

     The Senior Notes will be issued from time to time in accordance with an Indenture, dated as of July 1, 1982, as amended by the First Supplemental Indenture, dated as of February 5, 1986, and the Second Supplemental Indenture, dated as of May 15, 1989 (together, as it may be supplemented or amended from time to time, the "Senior Indenture") between the Corporation and Bankers Trust Company as trustee or any successor or replacement trustee (the "Senior Trustee"). The Subordinated Notes will be issued from time to time in accordance with an Indenture, dated as of November 1, 1994 (as it may be supplemented or amended from time to time, the "Subordinated Indenture") between the Corporation and The First National Bank of Chicago as trustee or any successor or replacement trustee (the "Subordinated Trustee"). The Senior Indenture and the Subordinated Indenture are collectively referred to herein as the "Indentures" and each individually as an "Indenture." The Senior Trustee and the Subordinated Trustee are collectively referred to herein as the "Trustees" and each individually as the "Trustee." The Notes are more fully described in the Prospectus and the attached Prospectus Supplement, as referred to below, and may be further described either in amendments or supplements thereto, including Pricing Supplements, as referred to below.


     1. Representations and Warranties of the Corporation. The Corporation represents and warrants to, and agrees with, the Dealers (as defined below) as of the date hereof, as of the Commencement Date (defined herein) and as of the times referred to in Sections 7(a) and 7(b) hereof (the Commencement Date and each such time being hereinafter sometimes referred to as a "Representation Date"), that:


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          (a)  General.  A registration statement on Form
     S-3 with respect to the securities of the Corporation, including the Notes, has been prepared and filed by the Corporation in conformity with the requirements of the Securities Act of 1933, as amended (the "Act"), and the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") thereunder, and has become effective under the Act. Each Indenture has been qualified under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). As used in this Agreement (i) "Registration Statement" means such registration statement when it became effective under the Act, and as from time to time amended or supplemented thereafter (if any post-effective amendment to such registration statement has been filed with the Commission prior to the execution and delivery of this Agreement, the time the most recent such amendment has been declared effective by the Commission); (ii) "Basic Prospectus" means the prospectus (including all documents incorporated therein by reference) included in the Registration Statement; (iii) "Prospectus" means the Basic Prospectus (together with all documents incorporated therein by reference) and any amendments or supplements thereto (including the applicable Pricing Supplement) relating to the Notes, as filed with the Commission pursuant to paragraph (b) of Rule 424 of the Rules and Regulations and (iv) "Pricing Supplement" means any supplement to the Prospectus substantially in the form of Exhibit D hereto that sets forth only the terms of a particular issue of Notes. The Commission has not issued any order preventing or suspending the use of the Prospectus. Any reference in this Agreement to amending or supplementing the Prospectus shall be deemed to include the filing of materials incorporated by reference in the Prospectus after the Commencement Date (defined herein) and any reference in this Agreement to any amendment or supplement to the Prospectus shall be deemed to include any such materials incorporated by reference in the Prospectus after the Commencement Date.

          (b)  Registration Statement, Prospectus and
     Indentures: Contents. The Registration Statement and each Prospectus conformed, and the Registration Statement and each Prospectus will conform as of the applicable Representation Date and at all times during each period during which, in the opinion of counsel for the Dealers, a prospectus relating to the Notes is required to be delivered under the Act (each a "Marketing Period"), in all material respects to the requirements of the Act, the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Trust Indenture Act, and the rules and regulations of the Commission under such Acts; each Indenture, including any amendments and supplements thereto, conforms with the requirements of the Trust Indenture Act and the rules and regulations of the Commission thereunder; and the Registration Statement and each Prospectus do not, and will not as of the applicable Representation Date and at all times during each Marketing Period, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Corporation makes no representation or warranty as to information contained in or omitted from the Registration Statement or any Prospectus in reliance upon and in conformity with written information furnished to the Corporation by any of the Trustees or Dealers specifically for inclusion therein

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
     or to any statements in or omissions from the statement of eligibility and qualification on Form T-1 (the "Form
     T-1") of each of the Trustees under the Trust Indenture
     Act.

          (c)  No Defaults.  The Corporation is not in
     violation of its certificate of incorporation or by-laws or in default under any agreement, indenture or instrument, the effect of which violation or default would be material to the Corporation; the execution, delivery and performance of this Agreement, the Indentures, the Notes, and each applicable Principal Purchase Agreement, if any, and compliance by the Corporation with the provisions of the Notes and the Indentures have been duly authorized by all necessary corporate action and will not conflict with, result in the creation or imposition of any lien, charge or encumbrance upon any of the assets of the Corporation pursuant to the terms of, or constitute a default under, any agreement, indenture or instrument, or result in a violation of the certificate of incorporation or by-laws of the Corporation or any order, rule or regulation of any court or governmental agency having jurisdiction over the Corporation or its properties, the effect of which would be material to the Corporation; and except as required by the Act, the Trust Indenture Act, the Exchange Act and applicable state securities laws, no consent, authorization or order of, or filing or registration with, any court or governmental agency is required for the execution, delivery and performance of the transactions contemplated by this Agreement, the Notes, each applicable Principal Purchase Agreement, if any, or the Indentures.

          (d) Material Changes or Material Transactions. Except as described in the Registration Statement and each Prospectus, (i) there has not been any material adverse change in, or any adverse development which materially affects, the business, properties, condition (financial or other), results of operations or prospects of the Corporation, and (ii) there has been no material transaction entered into by the Corporation other than those in the ordinary course of business.

          (e)  Accountants.  To the best of the
     Corporation's knowledge, Ernst & Young LLP, whose report appears in the Corporation's Annual Report on Form 10-K for the year ended December 31, 1993, which is incorporated by reference in each Prospectus, are independent public accountants with respect to the Corporation as required by the Act and the Rules and Regulations.

          (f)  Validity of the Indentures and the Notes.
     (i) Each of the Indentures has been duly authorized, executed and delivered by the Corporation and constitutes the valid and legally binding obligation of the Corporation, enforceable in accordance with its terms; (ii) the Notes have been validly authorized for issuance and sale pursuant to this Agreement and, when the terms of the Notes and of their issue and sale have been duly established in accordance with the applicable Indenture and this Agreement so as not to violate any applicable law or agreement or instrument binding on the Corporation, and the Notes have been duly executed, authenticated, delivered and paid for as provided in this Agreement and the applicable Indenture, the Notes will be validly issued and outstanding, and will constitute valid and legally binding obligations of the Corporation entitled to the benefits of the applicable Indenture and enforceable in accordance with their terms and the terms of the applicable Indenture;

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
     and (iii) the Notes and the Indentures conform to the descriptions thereof contained in each Prospectus. The validity, enforceability and legally binding nature of the Indentures and the Notes are subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

          (g) Due Incorporation and Qualification. The Corporation has been duly incorporated, is validly existing and in good standing under the laws of its jurisdiction of incorporation, is duly qualified to do business and in good standing as a foreign corporation in each jurisdiction in which its ownership of properties or the conduct of its businesses requires such qualification (except where the failure to obtain such qualification would not have a material adverse effect on the Corporation), and has the power and authority necessary to own or hold its properties and to conduct the businesses in which it is engaged, as described in each Prospectus. First Interstate Bank of California, a California chartered bank, holds valid articles of incorporation from the Secretary of State of California pursuant to the Corporations Code of California and a valid certificate of authorization from the Superintendent of Banking of California and can do business as a valid California banking association; and each of First Interstate Bank of Oregon, N.A., First Interstate Bank of Arizona, N.A., and First Interstate Bank of Texas, N.A. (together with First Interstate Bank of California, the "Principal Subsidiaries") has been duly organized under the laws of its respective jurisdiction of organization, and unless otherwise disclosed in the Registration Statement or Prospectus the Corporation has valid and unencumbered title to all shares of capital stock of the Principal Subsidiaries (other than directors' qualifying shares), except for pledges to secure extensions of credit by any bank subsidiary to the Corporation or any other subsidiary.

          (h) Ownership of Property. The Corporation owns, or has valid rights to use, all items of real and personal property which are material to the business of the Corporation, free and clear of all liens, encumbrances and claims which may materially interfere with the business, properties, financial condition or results of operations of the Corporation.

          (i) Legal Proceedings. Except as described in each Prospectus, there is no material litigation or governmental proceeding pending or, to the knowledge of the Corporation, threatened against the Corporation which might result in any material adverse change in the condition (financial or other), results of operations, business, property, or prospects of the Corporation or which is required to be disclosed in the Registration Statement.

          (j) Financial Statements. The audited financial statements included or incorporated by reference in each Prospectus present and will present as of the applicable Representation Date and at all times during each Marketing Period, fairly, the financial condition, results of operations, changes in stockholders' equity and cash flows of the entities purported to be shown thereby in conformity with generally

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
     accepted accounting principles, at the dates and for the periods indicated, and have been, and will be as of the applicable Representation Date and at all times during each Marketing Period, prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the period or periods involved; and the supporting schedules included or incorporated by reference in each Prospectus present, and will present as of the applicable Representation Date and at all times during each Marketing Period, fairly the information required to be stated therein. The unaudited financial statements of the Corporation, if any, and the related notes, included or incorporated by reference in each Prospectus present fairly and will present fairly at all times during each period specified in Section 5(c) hereof the financial position of the Corporation at the dates and for the periods indicated in conformity with generally accepted accounting principles (except for the absence of notes) applied on a consistent basis throughout the periods shown, subject to normally recurring changes, and prepared in accordance with the instructions to Form 10-Q.

          (k) Documents Incorporated by Reference. The documents incorporated by reference into any Prospectus have been, and will be as of the applicable Representation Date and at all times during each Marketing Period, prepared by the Corporation in conformity in all material respects with the applicable requirements of the Act and the Rules and Regulations and the Exchange Act and the rules and regulations of the Commission thereunder; and none of such documents contained, or will contain as of the applicable Representation Date and at all times during each Marketing Period, an untrue statement of a material fact or omitted, or will omit, to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and such documents have been, or will be, as of the applicable Representation Date and at all times during each Marketing Period, timely filed as required thereby.

          (l) Exhibits to Registration Statement. There are no contracts or other documents which are required to be filed as exhibits to the Registration Statement by the Act or by the Rules and Regulations, or which were required to be filed as exhibits to any document incorporated by reference in any Prospectus by the Exchange Act or the rules and regulations of the Commission thereunder, which have not been filed as exhibits to the Registration Statement or to such document or incorporated therein by reference as permitted by the Rules and Regulations or the rules and regulations of the Commission under the Exchange Act, as the case may be.

          (m)  Licenses, Approvals and Consents.  The
     Corporation has all licenses, approvals and consents for the conduct of its business the failure of which to have would have a material adverse effect on the business, properties, financial condition or results of operations of the Corporation.

          (n) Investment Company Act. The Corporation is not required to register under the provisions of the Investment Company Act of 1940, as amended (the "Investment Company Act), and no action need be taken with respect to or under the Investment Company Act by reason of the issuance of the Notes by the Corporation.

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          (o)  Rating.  The Notes have been rated by a
     "nationally recognized statistical rating organization" (as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act), including one or both of Moody's Investors Service, Inc. and Standard & Poor's Corporation.

          (p) Doing Business with Cuba. The Corporation confirms as of the date hereof, and each acceptance by the Corporation of an offer to purchase Notes will be deemed to be an affirmation, that the Corporation is in compliance with all provisions of Section 1 of Laws of Florida, Chapter 92-198, An Act Relating to Disclosure of Doing Business with Cuba, and the Corporation further agrees that if it commences engaging in business with the government of Cuba or with any person or affiliate located in Cuba after the date the Registration Statement becomes or has become effective with the Commission or with the Florida Department of Banking and Finance (the "Department"), whichever date is later, or if the information reported in the Prospectus, if any, concerning the Corporation's business with Cuba or with any person or affiliate located in Cuba changes in any material way, the Corporation will provide the Department notice of such business or change, as appropriate, in a form acceptable to the Department.

          (q)  True and Complete Documents.  The
     certificates delivered pursuant to paragraph (f) of
     Section 5 hereof and all other documents delivered by the Corporation or its representatives in connection with the issuance and sale of the Notes were on the dates on which they were delivered, or will be on the dates on which they are to be delivered, true and complete in all material respects.


     2. Commencement. The documents required to be delivered under Section 6 hereof shall be delivered at the offices of the Corporation, 633 West Fifth Street, Los
Angeles, California 90071, United States of America, on the date hereof, or at such other time as the Dealers party hereto on the date hereof and the Corporation may agree in writing (the Commencement Date").


     3. Appointment of Dealers. Subject to the terms and conditions stated herein, the Corporation hereby appoints each of the Dealers as agent of the Corporation, for the purpose of soliciting offers to purchase Notes generally or with respect to a particular issue of Notes, and each Dealer hereby severally agrees to solicit offers to purchase Notes in accordance with the provisions of Section 4(a) hereof.
In addition, the Corporation hereby appoints the Dealers as dealers, for the purpose of purchasing Notes as principal (on either a non-syndicated or a syndicated basis) for resale to others pursuant to a Principal Purchase Agreement (as defined below) or otherwise in accordance with the provisions of Section 4(c) hereof.

     The Corporation reserves the right to sell Notes directly to investors on its own behalf (if in accordance with applicable law) or through other agents, dealers or underwriters and to appoint other parties to act as Dealers hereunder as follows. If such other agent, dealer or underwriter is to be named a Dealer, it will be required to deliver to the Corporation a letter

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
substantially in the form of Exhibit A-1 hereto, and the Corporation will deliver (i) copies of the documents referred to in such letter and (ii) a confirmation substantially in the form of Exhibit A-2 hereto, whereupon such agent, dealer or underwriter shall become a party to this Agreement as a Dealer vested with all authority, rights, powers, duties and obligations as if originally named as a Dealer hereunder. The Corporation will notify the Dealers (other than any Dealer(s) appointed solely in connection with a particular issue of Notes in accordance with the next sentence) of its appointment of such other agents, dealers or underwriters. If such other agent, dealer or underwriter is to be appointed by the Corporation solely in connection with a particular issue of Notes, and such Notes are to be purchased on a non-syndicated basis, the Corporation will deliver to such agent, dealer or underwriter a letter substantially in the form of Exhibit B hereto and copies of the documents referred to in such letter, and such agent, dealer or underwriter shall be required to confirm to the Corporation its acceptance of such letter. As used in this Agreement, the terms "Dealer" and "Dealers" may refer, as the context may require, to
(i) any or all of the Dealers initially appointed pursuant to the first paragraph of this Section 3 (and whose appointment shall continue in effect), or pursuant to the second sentence of this paragraph and/or (ii) other agents, dealers or underwriters appointed by the Corporation solely in connection with a particular issue of Notes.


     4. Distribution and Marketing of Notes. Unless otherwise agreed or unless applicable law or directive in the relevant jurisdiction otherwise prescribes, each Dealer is authorized to solicit offers to purchase Notes denominated in U.S. dollars or in any other currency, subject to compliance with applicable laws and regulations. Notes will be in such denominations as may be agreed between the Corporation and the relevant Dealer(s) and specified in the applicable Pricing Supplement, subject to applicable laws and regulations and to any relevant regulatory authority. Each Dealer shall communicate to the Corporation, orally or in writing, each offer to purchase Notes received by it as agent that in such Dealer's reasonable judgment should be considered by the Corporation. The Corporation shall have the sole right to accept offers to purchase Notes and may reject any offer in whole or in part, and any such rejection shall not be deemed a breach of the Corporation's agreements contained herein. Each Dealer shall have the right to reject any offer to purchase Notes that such Dealer reasonably considers to be unacceptable, and any such rejection shall not be deemed a breach of such Dealer's agreements contained herein.

          (a) Solicitations as Agent. In connection with each Dealer's respective actions as a Dealer hereunder, each of the Dealers (other than agents, dealers or underwriters appointed as Dealers solely in respect of a particular issue of Notes), severally and not jointly, will use such efforts to solicit offers to purchase Notes as are consistent with best market practice in the U.S. and international securities markets.

          In soliciting offers to purchase the Notes as agent, each Dealer is acting solely as agent for the Corporation, and not as principal, and does not assume any obligation towards or relationship of agency or trust with any purchaser of Notes. Each Dealer shall make reasonable efforts to assist the Corporation in obtaining performance by each purchaser whose offer to purchase Notes has been solicited by such Dealer and

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
     accepted by the Corporation, but such Dealer shall not have any liability to the Corporation in the event any such purchase is not consummated for any reason. If the Corporation shall default in its obligation to deliver Notes to a purchaser whose offer it has accepted, the Corporation shall hold such Dealer harmless against any loss, claim, damage or liability arising from or as a result of such default and shall, in particular, pay to such Dealer the commission such Dealer would have received had such sale been consummated.

          The Corporation agrees to pay to each Dealer, as consideration for the sale of each Note and receipt of payment therefor resulting from a solicitation made by such Dealer, a commission in accordance with the commission schedule set forth in Schedule 1 hereto, unless otherwise agreed.

          (b) Suspension of Solicitation of Offers. The Corporation reserves the right, in its sole discretion, to instruct the Dealers to suspend at any time, for any period of time or permanently, the solicitation of offers to purchase Notes. Upon receipt of notice from the Corporation, each Dealer will forthwith suspend solicitations of offers to purchase Notes from the Corporation until such time as the Corporation has advised the Dealers that such solicitation may be resumed. During the period of time that such solicitation is suspended, the Corporation shall not be required to deliver any certificates, opinions or letters in accordance with Section 7; provided, however, that if any of the amendments or filings which require the delivery of such certificates, opinions or letters in Section 7 shall have been made during the period of suspension, no Dealer shall be required to resume soliciting offers to purchase Notes until the Corporation has delivered such certificates, opinions and letters.

          (c) Purchases as Principal. Each sale of Notes directly to a Dealer or Dealers as principal for resale to others shall be made in accordance with the terms contained herein and (if the Corporation and such Dealer or Dealers shall agree) in a separate agreement satisfactory to the Corporation and such Dealer or Dealers that will provide for the sale of such Notes to and the purchase and re-offering thereof by such Dealer or Dealers. Each such separate agreement between a Dealer and the Corporation may be a written agreement (a "Principal Purchase Agreement") or an oral agreement. A Dealer's commitment to purchase Notes as principal shall be deemed to have been made on the basis of the representations, warranties and agreements of the Corporation contained herein, and in any applicable written Principal Purchase Agreement, and shall be subject to the terms and conditions herein and therein set forth.

          Unless otherwise agreed, the agreement for Notes issued on a syndicated basis (a "Syndicated Offering") shall be in substantially the form of the Terms/Syndication Agreement set forth as Exhibit C-1 hereto. The Corporation may from time to time issue
     Notes on a syndicated basis to two or more Dealers and/or two or more other underwriters appointed pursuant to a Terms/Syndication Agreement, provided that any such other underwriters agree to be bound by all applicable provisions of this Agreement and such Terms/Syndication Agreement in respect of such issue and purchase of Notes.

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
          Unless otherwise agreed, the Principal Purchase
     Agreement for Notes purchased as principal for resale to others not made on a syndicated basis (a "Principal
     Trade") shall be in substantially the form of the Principal Purchase Letter set forth as Exhibit C-2 hereto.

          (d) Selling and Other Restrictions. Each Dealer, and the Corporation in connection with sales of Notes by it or through other agents, dealers or underwriters, agrees that in connection with offers or sales of Notes, it is familiar with and will observe the restrictions on the offering, sale and delivery of Notes and distribution of offering materials relating to Notes as set out in Exhibit E hereto, or as otherwise agreed by the Corporation and the relevant Dealer or Dealers in respect of a particular issue of Notes.

          The Corporation shall submit (or cause the submission of) such reports and information and shall make (or cause to be made on its behalf) such registrations and filings as may be required for compliance with such laws, regulations and guidelines, subject to the supervision of such governmental or other regulatory authority or central bank, as such laws, regulations or guidelines may be modified from time to time.


     5. Covenants of the Corporation. The Corporation covenants with the Dealers that:

          (a)  Delivery of Signed Registration Statement.
     To furnish (to the extent that it has not already done so) to Sullivan & Cromwell, counsel for the Dealers, one signed copy of the Registration Statement as originally filed and each amendment or supplement thereto.

          (b) Delivery of Other Documents. To deliver promptly to the Dealers, and in such number as they may request, each of the following documents: (i) conformed copies of the Registration Statement (excluding exhibits other than the computation of the ratio of earnings to fixed charges, the Indentures, this Agreement and such other exhibits that the Dealers may request), (ii) the Prospectus and (iii) any documents incorporated by reference in the Prospectus.

          (c) Revisions to Prospectus - Material Changes. Within the period during which the Program is maintained, the Corporation will comply with all requirements imposed upon the Corporation by the Act, as now and hereafter amended, and by the Rules and Regulations, as from time to time in force, so far as necessary to permit the continuance of sales of or dealings in the Notes as contemplated by the provisions hereof and by the Prospectus. If, during any Marketing Period, any event occurs as a result of which the Prospectus would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of circumstances under which they were made, not misleading, or if it is necessary at any time to amend any Prospectus to comply with the Act or the Rules and Regulations, to notify all of the Dealers that are parties to this Agreement (and any other Dealer appointed in connection with a particular issue of Notes which has not

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
     yet settled or, in the case of a Syndicated Offering, as to which such Dealer's allotment has not yet been sold), promptly, in writing, to suspend solicitation of purchases of the Notes; and if the Corporation shall decide to amend or supplement the Registration Statement or any Prospectus, to promptly advise such Dealers by telephone (with confirmation in writing) and to promptly, in writing, prepare and file with the Commission an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance; provided, however, that if during the period referred to above any Dealer shall own any Notes which it has purchased from the Corporation as principal with the intention of reselling them, the Corporation shall promptly prepare and timely file with the Commission any amendment or supplement to the Registration Statement or any Prospectus that may, in the judgment of the Corporation or the Dealers, be required by the Act or requested by the Commission.

          (d) Commission Filings. To timely file with the Commission during any Marketing Period, all documents
     (and any amendments to previously filed documents) required to be filed by the Corporation pursuant to
     Section 13(a), 13(c), 14 or 15(d) of the Exchange Act.

          (e) Copies of Filings with Commission. Prior to or at the time of filing with the Commission during any Marketing Period, (i) any amendment or supplement to the Registration Statement, (ii) any amendment or supplement to any Prospectus or (iii) any document incorporated by reference in any of the foregoing or any amendment of or supplement to any such incorporated document, to furnish a copy thereof to the Relevant Dealers.

          (f) Notice to Dealers of Certain Events. To advise immediately (x) the relevant Dealer(s) when any Pricing Supplement shall have been filed and (y) all of the Dealers that are parties to this Agreement (and any other Dealer appointed in connection with a particular issue of Notes which has not yet settled or, in the case of a Syndicated Offering, as to which such Dealer's allotment has not yet been sold) (i) when any post-effective amendment to the Registration Statement relating to or covering the Notes becomes effective,
     (ii) of any request or proposed request by the Commission for an amendment or supplement to the Registration Statement, to any Prospectus, to any document incorporated by reference in any of the foregoing or for any additional information, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any part thereof or any order directed to any Prospectus or any document incorporated therein by reference or the initiation or threat of any stop order proceeding or of any challenge to the accuracy or adequacy of any document incorporated by reference in any Prospectus, (iv) of receipt by the Corporation of any notification with respect to the suspension of the qualification of the Notes for sale in any jurisdiction or the initiation or threat of any proceeding for that purpose, (v) of any downgrading in the rating of the Notes or any other debt securities of the Corporation, or any proposal to downgrade the rating of the Notes or any other debt securities of the Corporation, by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Corporation (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading of such rating) as soon as the Corporation learns of any such downgrading, proposal to downgrade or public announcement and (vi) of the happening of any event which makes untrue any statement of material fact made in the Registration Statement or any Prospectus or which requires the making of a change in the Registration Statement or any Prospectus in order to make any material statement therein not misleading.

          (g)  Stop Orders.  If, during any Marketing
     Period, the Commission shall issue a stop order suspending the effectiveness of the Registration
     Statement, to make every reasonable effort to obtain the lifting of that order at the earliest possible time.

          (h) Earnings Statements. As soon as practicable, but not later than 18 months, after the date of each acceptance by the Corporation of an offer to purchase Notes hereunder, to make generally available to its United States security holders an earnings statement covering a period of at least 12 months beginning after the later of (i) the effective date of the Registration Statement, (ii) the effective date of the most recent post-effective amendment to the Registration Statement to become effective prior to the date of such acceptance and (iii) the date of the Corporation's most recent Annual Report on Form 10-K filed with the Commission prior to the date of such acceptance which will satisfy the provisions of Section 11(a) of the Act (including, at the option of the Corporation, Rule 158 of the Rules and Regulations under the Act).

          (i)  Copies of Reports, Releases and Financial
     Statements. So long as any of the Notes are outstanding, to furnish to the Dealers, not later than the time the Corporation makes the same available to others, copies of all public reports or releases and all reports and financial statements furnished by the Corporation to any securities exchange on which the Notes are listed pursuant to requirements of or agreements with such exchange or to the Commission pursuant to the Exchange Act or any rule or regulation of the Commission thereunder.

          (j) Blue Sky Qualifications. To use its best efforts to arrange for the qualification of the Notes for sale under the laws of such jurisdictions as the Dealers may designate and will continue such qualifications in effect so long as required for the distribution, and the Corporation will use its best efforts to arrange for the determination of their eligibility for investment by institutional investors;
     provided, however, that the Corporation shall not be required to qualify to do business in any jurisdiction where it is not now qualified or to take any action which would subject it to general or unlimited service of process in any jurisdiction where it is not now subject.

          (k) Holdback. Between the date of a Principal Purchase Agreement and the date of delivery of the Notes with respect thereto, the Corporation will not, without the prior written consent of the Dealers that are parties to such Principal Purchase Agreement, offer or sell, or enter into any agreement to sell, an aggregate principal amount of $50,000,000 or more of any debt securities of the Corporation substantially similar to the Notes which are to be sold pursuant to such Principal Purchase Agreement (other than such Notes and commercial paper sold in the ordinary course of business), except as may otherwise be provided in any such Principal Purchase Agreement.

          (l) Pricing Supplement. To prepare, with respect to any Notes to be sold through or to the Dealers pursuant to this Agreement, a Pricing Supplement with respect to such Notes in the form of Exhibit D hereto or in a form previously approved by the Dealers and to file such Pricing Supplement timely pursuant to Rule 424 under the Act with the Commission.

          (m)  Listing of the Notes.  The Corporation
     confirms that it has made an initial application for the listing of the Notes (other than unlisted Notes to be issued under the Program) on the Luxembourg Stock Exchange and shall cause an application to be made for the listing of any Notes to be listed on such other Stock Exchange as the Corporation and the Relevant Dealers may agree (collectively, the "Stock Exchanges") on or prior to the relevant Settlement Date. In connection with such application in respect of any Notes which are intended to be so listed, the Corporation shall endeavor to obtain the listing as promptly as practicable and the Corporation shall furnish or procure to be furnished to each such Stock Exchange all documents, instruments, information and undertakings and publish all advertisements or other material that may be necessary or advisable in order to effect or maintain such listings, and shall cause such listing or listings to be continued so long as any Notes issued under the Program remain outstanding (or, in the case of a listing on a particular stock exchange of a particular issue of Notes, so long as any Notes in such issue of Notes remain outstanding); provided, however, that if, in the opinion of the Corporation, the continuation of any such listing shall become unduly onerous, then the Corporation may delist any issue of Notes from any such Stock Exchange, in which case the Corporation will use its best efforts to obtain the listing of such issue of Notes on another recognized stock exchange reasonably acceptable to the Dealers.


     6. Conditions to Dealer's Obligations. The obligations of each Dealer to offer or distribute the Notes or deal in the Notes on the secondary market shall be subject to the condition that, at and as of (i) the Commencement Date (but only if the Dealer is a party hereto on the Commencement Date), (ii) the date of agreement with the Corporation as to the sale and purchase of a particular issue of Notes and (iii) the date of sale and purchase of a particular issue of Notes (a "Settlement Date"), all representations and warranties and other statements of the Corporation herein are true and correct, to the condition that the Corporation shall have performed all of its obligations theretofore to be performed hereunder and under any applicable Principal Purchase Agreement, and to the following additional conditions:

          (a)   Registration Statement.  No stop order
     suspending the effectiveness of the Registration
     Statement, as amended from time to time, shall have been issued and no proceedings for that purpose shall have been instituted or threatened; any request of the Commission for additional information shall have been complied with to the satisfaction of the Relevant Dealer; and any Pricing
     Supplement shall have been filed pursuant to the applicable provision of Rule 424(b) under the Act within the applicable time period prescribed for such filing by the Rules and Regulations and in accordance with Section 4(c) of this Agreement. For purposes hereof, "Relevant Dealer" shall mean the Dealer(s) party to a Principal Purchase Letter, in the case of a Principal Trade, or the lead manager, in the case of a Syndicated Offering.

          (b) No Suspension of Sale of the Notes. No order suspending the sale of the Notes in any jurisdiction designated by the Relevant Dealer pursuant to Section 5(j) hereof shall have been issued, and no proceeding for that purpose shall have been initiated or threatened.

          (c) No Material Omissions or Untrue Statements. No Dealer shall have advised the Corporation that the Registration Statement or the Prospectus, or any amendment or supplement thereto, contains an untrue statement of fact which, in the opinion of the Relevant Dealer, is material, or omits to state a fact which, in the opinion of the Relevant Dealer, is material and is required to be stated therein or is necessary to make the statements therein, in light of the circumstances under which they are made, not misleading.

          (d) Opinion of Counsel to the Corporation. At the Commencement Date, the Dealers shall have received the opinion, addressed to the Dealers and dated the Commencement Date, of William J. Bogaard, Esq., General Counsel, or Edward S. Garlock, Esq., Group General Counsel, for the Corporation, in form and substance reasonably satisfactory to the Dealers and counsel, to the effect that:

               (i)  The Corporation has been duly
          incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own its properties and conduct its business as described in the Prospectus as amended or supplemented;

                   (ii)  The Registration Statement has
          become effective under the Act, and, to the best of the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Act, and the Registration Statement, as of its effective date, and the Prospectus, as of its date, and any amendment or supplement to the Registration Statement or Prospectus, as of its date, complied as to form in all material respects with the requirements of the Act, the Trust Indenture Act (to the extent applicable) and the rules and regulations thereunder; such counsel has no reason to believe and does not believe that such Registration Statement, Prospectus and documents incorporated by reference therein, each Prospectus or Registration Statement considered as a whole together with the documents incorporated therein by reference as of the effective date of the Registration Statement, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and the Prospectus as amended or supplemented and the documents incorporated by reference therein, each Prospectus considered as a whole together with the documents incorporated by reference therein as of the date of the most recent amendment or supplement to the Prospectus, do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; the descriptions of statutes, legal and governmental proceedings and contracts in the Registration Statement, the Prospectus and any amendment or supplement thereto, and in the documents incorporated therein by reference, and the description of the Notes in the Registration Statement and the Prospectus as amended or supplemented are accurate and fairly present the information required to be shown; it being understood that except as specifically provided, such counsel does not assume any responsibility for the accuracy or fairness of the statements made in the Registration Statement or Prospectus or any amendment or supplement thereto and that such counsel need express no opinion as to the financial statements or other financial data contained or incorporated by reference in the Registration Statement or the Prospectus or any amendment or supplement thereto;

                  (iii)  Each Indenture has been duly
          authorized by all necessary corporate action on the part of the Corporation, has been duly executed and delivered by the Corporation and constitutes a legally valid and binding obligation of the Corporation, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganizations and other laws of general applicability relating to or affecting creditors' rights and to general equity principles; and each Indenture has been duly qualified under the Trust Indenture Act;

                  (iv)  Each of the two series of Notes has
          been duly authorized by all necessary corporate action on the part of the Corporation; when the Notes have been duly executed, issued and delivered by the Corporation and duly authenticated by the applicable Trustee they will constitute, upon due execution, authentication, issuance and delivery, legally valid and binding obligations of the Corporation, enforceable in accordance with their respective terms, subject, as to enforcement, to bankruptcy, insolvency, reorganizations and other laws of general applicability relating to or affecting creditors' rights and to general equity principles;

                   (v)  Neither the execution and delivery
          of the Senior Indenture, the Subordinated
          Indenture, this Agreement, the Calculation Agent Agreement or the Notes, nor consummation of the transactions therein contemplated nor compliance with the terms and provisions thereof will conflict with or result in a breach of any of the terms, conditions or provisions of the Certificate of Incorporation or By-Laws of the Corporation or of any agreement or instrument known to such counsel to which the Corporation is a party or by which the Corporation is bound, or constitute a default thereunder, or result in the creation or imposition of a lien, charge or encumbrance of any nature whatsoever upon any of the properties or assets of the Corporation under any such agreement or instrument, it being understood that such counsel need not express any opinions as to state Blue Sky or securities laws;

                  (vi)  This Agreement, any Principal
          Purchase Agreement and any Calculation Agent
          Agreement have been duly authorized by all necessary corporate action on the part of the Corporation and this Agreement has been duly executed and delivered by the Corporation;

                 (viii)  First Interstate Bank of
          California, a California chartered bank, holds valid articles of incorporation from the Secretary of State of California pursuant to the Corporations Code of California and a valid certificate of authorization from the Superintendent of Banking of California and can do business as a valid California banking association; and each of First Interstate Bank of Oregon, N.A., First Interstate Bank of Arizona, N.A., and First Interstate Bank of Texas, N.A. (together with First Interstate Bank of California, the "Principal Subsidiaries") has been duly organized under the laws of its respective jurisdiction of organization, and, unless otherwise disclosed in the Registration Statement or Prospectus, the Corporation has valid and unencumbered title to all shares of capital stock of the Principal Subsidiaries (other than directors' qualifying shares), except for pledges to secure extensions of credit by any bank subsidiary to the Corporation or any other subsidiary; and

                  (ix)  Except as reflected in such opinion,
          no consent, approval, authorization or other order of or filing with any regulatory authority or other governmental body of the United States of America is required for the execution and delivery of either Indenture, the issuance and sale of the Notes by the Corporation pursuant to this Agreement or any Principal Purchase Agreement or consummation by the Corporation of the transactions contemplated by either Indenture, the Notes, this Agreement and any Principal Purchase Agreement.

          In rendering his opinion pursuant to this paragraph (d), such counsel may rely, as to all matters governed by New York law, on the opinion of Sullivan & Cromwell referred to below, and, in rendering the opinion set forth in clauses (iii) and (iv) above, such counsel may state that he is expressing no opinion as to the availability of equitable remedies and may advise that a California court may not strictly enforce certain covenants of the Indentures or the Notes or allow acceleration of the due date of the Notes if it concludes such enforcement or acceleration would be unreasonable under the then existing circumstances although, in his opinion, acceleration would be available if an event of default occurs as a result of a material breach of a material covenant contained in the applicable Indenture or the Notes.

          (e)  Opinion of Counsel to the Dealers.  The
     Dealers shall have received from Sullivan & Cromwell, counsel to the Dealers, such opinion or opinions, dated the Commencement Date, with respect to the issuance and sale of the Notes, the

     Indentures, the Registration Statement, the Prospectus and other related matters as the Dealers may reasonably require, and the Corporation shall have furnished to such counsel such documents as they may request for the purpose of enabling them to pass upon such matters.

          (f) Officers' Certificate. The Corporation shall have furnished to the Dealers on the Commencement Date a certificate, dated the Commencement Date, of its Chairman, or any Senior or Executive Vice President and a principal financial or accounting officer of the Corporation, in which such officers, to the best of their knowledge after reasonable investigation, shall state that the representations and warranties of the Corporation in this Agreement are true and correct in all material respects on and as of such Commencement Date with the same effect as if made on such Commencement Date, that the Corporation has complied with all Agreements and satisfied all conditions on its part to be performed or satisfied at or prior to such Commencement Date, that no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted and are pending or, to their knowledge, threatened as of such date, and that, subsequent to the dates of the most recent financial statements included or incorporated by reference in the Prospectus, there has been no material adverse change in the financial position or results of operations of the Corporation and its subsidiaries, viewed as a whole, except as set forth or contemplated in the Prospectus or as described in such certificate.

          (g) Accountant's Letter. The Corporation shall have furnished to the Dealers on the Commencement Date a letter of Ernst & Young LLP, addressed jointly to the Corporation and the Dealers and dated the Commencement Date, of the type described in the American Institute of Certified Public Accountants' Statement on Auditing Standards No. 72, in form and substance reasonably satisfactory to the Dealers confirming that they are independent accountants within the meaning of the Act and the applicable published Rules and Regulations thereunder and stating in effect that:

                 (i)  In their opinion, the financial
          statements and schedules examined by them and included in the prospectus contained in the Registration Statement comply in form in all material respects with the applicable accounting requirements of the Act and the related published
          Rules and Regulations;

                (ii)  They have made a review of any
          unaudited financial statements included in the Prospectus in accordance with standards established by the American Institute of Certified
          Public Accountants, as indicated in their report or reports attached to such letter;

               (iii) On the basis of the review referred to in (ii) above and a reading of the latest available interim financial statements of the Corporation, inquiries of officials of the Corporation who have responsibility for financial and accounting matters and other specified procedures, nothing came to their attention that caused them to believe that:

                    (A)  the unaudited financial statements,
               if any, included in the Prospectus do not comply in form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations or are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included in the Prospectus;

                    (B)  the unaudited capsule information,
               if any, included in the Prospectus does not agree with the amounts set forth in the unaudited consolidated financial statements from which it was derived or was not determined on a basis substantially consistent with that of the audited financial statements included in the Prospectus;

                    (C)  at the date of the latest available
               balance sheet read by such accountants, or at a subsequent specified date not more than five days prior to the Commencement Date, there was any change in the common or preferred stock of the Corporation, any increase in long-term debt of the Corporation and consolidated subsidiaries or, at the date of the latest available balance sheet read by such accountants, there was any decrease in consolidated stockholders' equity as compared with amounts shown on the latest balance sheet included in the Prospectus (other than those occasioned by the accretion of original issue discount in respect of zero coupon or deep debentures, the issuance of common stock under stock option or employee benefit plans or dividend reinvestment plans or foreign currency translation adjustments and the declaration or the normal quarterly cash dividend); or

                    (D)  for the period from the date of the
               latest income statement included in the Pro-spectus to the closing date of the latest available income statement read by such accountants there were any decreases, as compared with the corresponding period of the previous year in consolidated net interest income, consolidated net interest income after provision for loan losses or in the consolidated net income of the Corporation, or in the ratio of earnings to fixed charges;

          except in all cases set forth in clauses (C) and
          (D) above for changes, increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter;
          and

                (iv)  They have compared specified dollar
          amounts (or percentages derived from such dollar amounts) and other financial information contained in the Prospectus (in each case to the extent that such dollar amounts, percentages and other financial information are derived from the general accounting records of the Corporation and its subsidiaries subject to the internal controls of the Corporation's accounting system or are derived directly from such records by analysis or computation) with the results obtained from inquiries, a reading of such general accounting records and other procedures specified in such letter and have found such dollar amounts, percentages and other financial information to be in agreement with such results, except as otherwise specified in such letter.

          All financial statements and schedules included in material incorporated by reference into the Prospectus shall be deemed included in the Prospectus for purposes of this subsection.

          (h) Legal Matters Satisfactory to Counsel. All proceedings taken at or prior to the Commencement Date (but only with respect to a Dealer that is a party hereto on the Commencement Date) in connection with the authorization of the Notes shall be satisfactory in form and substance to the Dealer and to Sullivan & Cromwell, and the Dealer and such counsel shall have received all such counterpart originals or certified or other copies of such documents, certificates and opinions as the Dealer or such counsel may reasonably require in order to evidence the accuracy and completeness of any representations and warranties, the performance of any agreements and covenants or the compliance with any of the conditions herein contained.

          (i) Indentures and Trustees. The Corporation and the Senior Trustee shall have entered into the Senior Indenture and the Corporation and the Subordinated Trustee shall have entered into the Subordinated Indenture, a copy of each of which will be furnished to the Dealers, and each such Indenture shall be continuing in full force and effect.

          (j) Additional Conditions. There shall not have occurred: (i) any change in the capital stock or long-term debt of the Corporation or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, shareholders' equity, business, properties, condition (financial or other), results of operations or prospects of the Corporation which in the opinion of the Relevant Dealers materially impairs the investment quality of the Notes; (ii) a suspension or material limitation in trading in the Corporation's securities or in securities generally on the New York Stock Exchange, the American Stock Exchange or the over-the-counter market or the establishment of minimum prices on such exchanges or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction;
     (iii) a general moratorium on commercial banking activities declared by Federal or New York or California State authorities; (iv) any downgrading in the rating accorded the Corporation's debt securities by Moody's Investors Service, Inc. or Standard & Poor's Corporation (or, if such rating services are not currently rating any of the Corporation's debt securities, by any other "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act) which currently rates the Corporation's debt securities), or any public announcement that Moody's Investors Service, Inc. or Standard & Poor's Corporation (or if such rating services are not currently rating any of the Corporation's debt securities, any other nationally recognized statistical rating organization which currently rates the Corporation's debt securities) has under surveillance or review its rating of any debt securities of the Corporation (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (v) any outbreak or escalation of major hostilities in which the United States is involved, any declaration of war by Congress or any other substantial national calamity or emergency; or (vi) any material adverse change in the existing national or international financial, political or economic conditions or currency exchange rates or exchange controls, that in the judgment of the Relevant Dealers makes it impracticable or inadvisable to proceed with the offering or distribution of the Notes or dealings in the Notes in the secondary market.

          (k) Other Information and Documentation. Prior to the Commencement Date, the Corporation shall have furnished to the Dealers such further information, certificates and documents as the Dealers or counsel to the Dealers may reasonably request.

          All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in the form and substance satisfactory to counsel for the Dealers.


     7.  Additional Covenants of the Corporation.  The
Corporation covenants and agrees that:

          (a) Acceptance of Offer Affirms Representations and Warranties. Each acceptance by it of an offer for the purchase of Notes shall be deemed to be an affirmation that no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted and be pending or threatened at the time of such acceptance, and that the representations and warranties of the Corporation contained in this Agreement and in any certificate theretofore given to the Dealers pursuant hereto are true and correct at the time of such acceptance, and an undertaking that no such stop order or proceeding shall have been issued or instituted or shall be pending or threatened and that such representations and warranties will be true and correct at the time of delivery to the purchaser or his agent of the Notes relating to such acceptance as though made at and as of each such time (and such representations and warranties shall relate to the Registration Statement and the Prospectus as amended or supplemented to each such time).

          (b)  Subsequent Delivery of Officers'
     Certificates. The Corporation agrees that during each Marketing Period, each time that the Registration Statement or any Prospectus shall be amended or supplemented (other than by a Pricing Supplement providing solely for the interest rates or maturities of the Notes or the principal amount of Notes remaining to be sold or similar changes), each time the Corporation sells Notes to a Dealer as principal and the applicable Principal Purchase Agreement specifies the delivery of an officers' certificate under this Section 7(b) as a condition to the purchase of Notes pursuant to such Principal Purchase Agreement, each time the Corporation sells Notes through a Syndicated Offering or the Corporation files with the Commission any document incorporated by reference into any Prospectus, the Corporation shall submit to the Dealers a certificate, (i) as of the date of such amendment, supplement, Time of Delivery relating to such sale or filing or (ii) if such amendment, supple-ment or filing was not filed during a Marketing Period, as of the first day of the next succeeding Marketing Period, representing that the statements contained in the certificate referred to in Section 6(f) hereof which was last furnished to the Dealers are true and correct at the time of such amendment, supplement or filing, as the case may be, as though made at and as of such time (except that such statements shall be deemed to relate to the Registration Statement and each Prospectus as amended and supplemented to such time).

          (c) Subsequent Delivery of Legal Opinions. The Corporation agrees that during each Marketing Period, each time that the Registration Statement or any Prospectus shall be amended or supplemented (other than by a Pricing Supplement providing solely for the interest rates or maturities of the Notes or the principal amount of Notes remaining to be sold or similar changes), each time the Corporation sells Notes to a Dealer as principal and the applicable Principal Purchase Agreement specifies the delivery of a legal opinion under this Section 7(c) as a condition to the purchase of Notes pursuant to such Principal Purchase Agreement, each time the Corporation sells Notes through a Syndicated Offering or the Corporation files with the Commission any document incorporated by reference into any Prospectus, the Corporation shall,
     (i) concurrently with such amendment, supplement, Time of Delivery relating to such sale or filing or (ii) if such amendment, supplement or filing was not filed during a Marketing Period, on the first day of the next succeeding Marketing Period, furnish the Dealers (or the lead manager on behalf of the underwriters in the case of a Syndicated Offering) and their counsel with the written opinions of the General Counsel of the Corporation, each addressed to the Dealers (or the lead manager on behalf of the underwriters in the case of a Syndicated Offering) and dated the date of delivery of such opinion, in form satisfactory to the Relevant Dealer, of the same effect as the opinions referred to in Section 6(e) hereof, but modified, as necessary, to relate to the Registration Statement and each Prospectus as amended or supplemented to the time of delivery of such opinion; provided, however, that in lieu of such opinion, such counsel may furnish the Dealers (or the lead manager on behalf of the underwriters in the case of a Syndicated Offering) with a letter to the effect that the Dealers (or the lead manager on behalf of the underwriters in the case of a Syndicated Offering) may rely on such prior opinion to the same extent as though it was dated the date of such letter authorizing reliance (except that statements in such prior opinion shall be deemed to relate to the Registration Statement and each Prospectus as amended or supplemented to the time of delivery of such letter authorizing reliance).

          (d) Subsequent Delivery of Accountant's Letters. The Corporation agrees that during each Marketing Period, each time that the Registration Statement or any Prospectus shall be amended or supplemented to include additional financial information, each time the Corporation sells Notes to a Dealer as principal and the applicable Principal Purchase Agreement specifies the delivery of a letter under this Section 7(d) as a condition to the purchase of Notes pursuant to such Principal Purchase Agreement, each time the Corporation sells Notes through a Syndicated Offering or the Corporation files with the Commission any document incorporated by reference into any Prospectus which contains additional financial information, the Corporation shall cause Ernst & Young LLP (or other independent accounts of the Corporation acceptable to the Dealers) to furnish the Dealers,
     (i) concurrently with such amendment, supplement, Time of Delivery relating to such sale or filing or (ii) if such amendment, supplement, or filing was not filed during a Marketing Period, on the first day of the next succeeding Marketing Period, a letter, addressed jointly to the Corporation and the Dealers and dated the date of delivery of such letter, in form and substance reasonably satisfactory to the Relevant Dealer, of the same effect as the letter referred to in
     Section 6(g) hereof but modified to relate to the Registration Statement and each Prospectus, as amended and supplemented to the date of such letter, with such changes as may be necessary to reflect changes in the financial statements and other information derived from the accounting records of the Corporation; provided, however, that if the Registration Statement or any Prospectus is amended or supplemented solely to include financial information as of and for a fiscal quarter, such accountants may limit the scope of such letter to the unaudited financial statements included in such amendment or supplement unless there is contained therein any other accounting, financial or statistical information that, in the reasonable judgment of the Relevant Dealer, should be covered by such letter, in which event such letter shall also cover such other information.

          (e)  Opinion on Settlement Date.  On any
     Settlement Date, the Corporation shall, if requested by the Relevant Dealer or Dealers that solicited or received the offer to purchase any Notes being delivered on such Settlement Date, furnish such Dealers with a written opinion of the General Counsel of the Corporation, dated such settlement date, in form satisfactory to such Dealers, to the effect set forth in Section 6(e) hereof, but modified, as necessary, to relate to the Prospectus relating to the Notes to be delivered on such settlement date; provided, however, that in lieu of such opinion, such counsel may furnish the Dealers with a letter to the effect that the Dealers may rely on such prior opinion to the same extent as though it was dated such settlement date (except that statements in such prior opinion shall be deemed to relate to the Registration Statement and such Prospectus as amended or supplemented to the time of delivery of such letter authorizing reliance).


     8.  Indemnification and Contribution.

     (a) Indemnification of Dealers. The Corporation agrees to indemnify and hold harmless each Dealer and each person, if any, who controls any Dealer within the meaning of Section 15 of the Act from and against any loss, claim, damage or liability, joint or several, and any action in respect thereof, to which such Dealer or controlling person may become subject, under the Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus, or arises out of, or is based upon, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse each Dealer and controlling person for any legal and other expenses reasonably incurred by such Dealer or controlling person in investigating or defending or preparing to defend against any such loss, claim, damage, liability or action; provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information furnished in writing to the Corporation by or on behalf of any Dealer specifically for use in the Registration Statement (or any amendment thereto), or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto); provided, further, that such indemnity with respect to any untrue statement or alleged untrue statement or omission or alleged omission in any preliminary prospectus shall not inure to the benefit of any Dealer from whom the person asserting any such loss, claim, damage or liability purchased Notes if such person was located in the United States and was not sent a copy of the Prospectus at or prior to the time of the confirmation of the sale of such Notes to such person and the untrue statement or omission of material fact contained in the preliminary prospectus was corrected in the Prospectus. The foregoing indemnity agreement is in addition to any liability which the Corporation may otherwise have to any Dealer or controlling person.

     (b) Indemnification of the Corporation. Each Dealer severally agrees to indemnify and hold harmless the Corporation, each of its directors, each of its officers who signed the Registration Statement and any person who controls the Corporation within the meaning of the Act from and against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection
(a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto) or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with information furnished in writing to the Corporation by such Dealer specifically for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto). The foregoing indemnity agreement is in addition to any liability which any Dealer may otherwise have to the Corporation or any of its directors, officers or controlling persons.

     (c) Notice. Promptly after receipt by an indemnified party under this Section of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section, notify the indemnifying party in writing of the claim or the commencement of action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein, and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investiga-tion; provided, however, that the Dealers shall have the right to employ counsel to represent the Dealers who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Dealers against the Corporation under this Section if, in the reasonable judgment of the Dealers, it is advisable for the Agents to be represented by separate counsel, and in that event the fees and expenses of such counsel shall be paid by the Corporation. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if
(i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

     (d) Contribution. If the indemnification provided for in this Section 7 shall for any reason be unavailable to an indemnified party under Section 7(a) or 7(b) hereof in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Corporation on the one hand and any Dealers on the other from the offering of the Notes or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Corporation on the one hand and any Dealers on the other with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Corporation on the one hand and any Dealers on the other with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Notes (before deducting expenses) received by the Corporation bears to the total commissions received by such Dealers with respect to such offering. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Corporation or any Dealer, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Corporation and the Dealers agree that it would not be just and equitable if contributions pursuant to this Section 7(d) were to be determined by pro rata allocation (even if the Dealers were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 7(d) shall be deemed to include, for purposes of this Section 7(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this
Section 7(d), no Dealer shall be required to contribute any amount in excess of the amount by which the total price at which the Notes sold through such Dealer and distributed to the public were offered to the public exceeds the amount of any damages which such Dealer has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.


     9. Expenses. Whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, the Corporation will pay all costs and expenses incident to the performance of the obligations of the Corporation hereunder, including, without limiting the generality of the foregoing, (i) all costs incident to the authorization, issuance, sale and delivery of the Notes and any taxes payable in that connection; (ii) all costs and expenses incident to the preparing, printing, filing and distributing of the Registration Statement (including all exhibits thereto), the Prospectus, and any amendments or supplements thereto, (iii) all costs and expenses of printing and distributing this Agreement, any related documents, the Indentures, the fees and expenses of each Trustee, and any paying agencies under the Indentures,
(iv) all costs and expenses in connection with the engraving, printing, issuance and delivery of the Notes,
(v) the determination of the eligibility of the Notes for investment and the qualification of the Notes in accordance with the provisions of Section 5(j) hereof, including filing fees and the fees and disbursements of counsel for the Dealers in connection therewith and in connection with the preparation and printing of any Blue Sky Memorandum and Legal Investment Survey in respect of the Notes, (vi) the printing and delivery (including costs of mailing and shipping) to the Dealers, in quantities as hereinabove stated, of copies of the documents referred to in Sections 5(a) and 5(b) hereof, (vii) any fees charged by securities rating services for rating the Notes, (viii) the costs and fees in connection with any filings with the National Association of Securities Dealers, Inc., (ix) all costs and expenses in connection with the listing of the Notes on each Stock Exchange and all stamp, registration and other taxes and duties in connection with the establishment of the Program and the performance of the transactions contemplated herein, (x) the fees and disbursements of counsel to the Corporation, one-half of the fees and disbursements of counsel to the Dealers in connection with the establishment of the Program, and all fees and disbursements of counsel to the Dealers incurred after the establishment of the Program in connection with the Program, and (xi) all other costs and expenses arising out of the transactions contemplated hereunder and incident to the performance of the Corporation's obligations under this Agreement or otherwise in connection with the activities of the Dealers (which shall not include advertising expenses unless otherwise agreed by the Corporation) under this Agreement.

     10. Reimbursement of Dealers' Expenses. If the sale of the Notes provided for herein is not consummated because any condition to the obligations of the Dealers' set forth in Section 6 hereof is not satisfied (other than clause
(j)(iv) of Section 6) or because of any refusal, inability or failure on the part of the Corporation to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Dealers, the Corporation will reimburse the Dealers severally upon demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Notes.


     11. Termination. This Agreement may be terminated at any time either (a) by the Corporation as to any Dealer or
(b) by any Dealer, insofar as this Agreement relates to such Dealer, upon the giving of ten (10) days prior written notice of such termination to the relevant party and the other persons who are parties to this Agreement on the date of such notice. In the event of such termination with respect to any Dealer, this Agreement shall remain in full force and effect with respect to any Dealer as to which such termination has not occurred. The termination of this Agreement with respect to a Dealer shall not require termination of any Principal Purchase Agreement which has not yet settled to which such Dealer is then a party, and the termination of any such Principal Purchase Agreement shall not require termination of this Agreement. If this Agreement is terminated with respect to any Dealer, the provisions of Sections 8, 12 and 17 shall survive. If, at the time of any such termination of this Agreement, an offer to purchase Notes has been accepted by the Corporation but the time of delivery to the purchaser has not occurred, the provisions of this Agreement shall remain in effect as to such Dealer until such Notes are delivered. Termination shall not affect any rights or obligations which have accrued at the time of termination or which accrue thereafter in relation to any act or omission or alleged act or alleged omission which occurred prior to such time.


     12. Survival of Representations and Indemnities. The respective indemnity and contribution agreements, representations, warranties and other statements of the Corporation, its officers and the Dealer or Dealers set forth in or made pursuant to this Agreement or any agreement by such Dealer or Dealers to purchase Notes as principal hereunder will remain in full force and effect, regardless of any termination of this Agreement, any investigation made by or on behalf of such Dealer or Dealers or the Corporation or any of their respective officers, directors or controlling persons and delivery of and payment for the Notes.


     13. Notices. All communications shall be by telex, fax, in writing delivered by hand or by telephone (to be promptly confirmed by telex or fax). Each communication will be made to the relevant person at the fax number, telex number, address or telephone number, in the case of communication by telex, fax, or in writing, marked for the attention of, and in the case of a communication by telephone made to, the person from time to time designated by that party to the others for the purpose. The initial telephone number, fax number, telex number, address and person so designated by the Corporation and the Dealers are set out below:

Manager, Corporate Finance
First Interstate Bancorp
633 West Fifth Street, 8th Floor
Los Angeles, California 90071
Tel: (1-213) 614-2192
Fax: (1-213) 614-7787

Chase Securities, Inc.
Capital Markets Desk
One Chase Manhattan Plaza
New York, New York  10081
Tel:  (1-212) 552-6621
Fax:  (1-212) 552-1594

Goldman, Sachs & Co.
Medium-Term Note Department
85 Broad Street
New York, New York 10004
Tel: (1-212) 902 1482
Fax: (1-212) 902 3000

Euro Medium Term Note Desk
Goldman Sachs International
Peterborough Court
133 Fleet Street
London EC4A 2BB
Tel: (44-71) 774 2295
Fax: (44-71) 774 5711

Medium-Term Note Department
Lehman Brothers Inc.
3 World Financial Center, 12th Floor
New York, New York 10285
Tel: (1-212) 526 2040
Fax: (1-212) 528 1718

MTN Trading Desk
Lehman Brothers International (Europe)
One Broadgate
London EC2M 7HA
Tel: (44-71) 256 8256
Fax: (44-71) 260 2359

Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Merrill Lynch World Headquarters
North Tower, World Financial Center
New York, New York 10281
Tel: (1-212) 449 7476
Fax: (1-212) 449 2234
Attn:  MTN Product Management

EMTN Sales and Distribution Desk
Merrill Lynch International Limited
Ropemaker Place
25 Ropemaker Street
London EC2Y 9LY
Tel: (44-71) 867 3995
Fax: (44-71) 867 2292

Manager, Continuously Offered Products
Morgan Stanley & Co. Incorporated
1221 Avenue of the Americas
New York, New York 10020
Tel: (1-212) 296 6700
Fax: (1-212) 764 7490

Managing Director, Market Services, Syndicate Department
Morgan Stanley & Co. International Limited
25 Cabot Square
Canary Wharf
London E14 4QA
Tel: (44-71) 425 8000
Fax: (44-71) 425 7999

MTN Department
Salomon Brothers Inc
7 World Trade Center, 31st Floor
New York, New York  10048
Tel:  (212) 783 6848
Fax:  (212) 783 2274

MTN Department
Salomon Brothers International Limited
Victoria Plaza
111 Buckingham Palace Road
London SW1X 0SB England
Tel:  (44-71) 721-3625
Fax:  (44-71) 721-2829



Euro Medium Term Note Desk
UBS Limited
100 Liverpool Street
London EC2M 2RH
Tel: (44-71) 901 4253
Fax: (44-71) 901 3795

UBS Securities Inc.
299 Park Avenue
New York, New York 10171-0026
MTN Trading Desk
Attention:  Len Jardine/Richard M. Messina
Tel: (1-212) 821 4370/4542
Fax: (1-212) 821 6138/4835


A communication will be deemed received (if by fax) when a transmission report shows that the fax has been sent, (if by telex) when a confirmed answerback is received at the end of the transmission, (if by telephone) when made and (if in writing) when delivered, in each case in the manner required by this Section; provided, however, that any communication which is received outside business hours or on a non-business day in the place of receipt shall be deemed received at the opening of business on the next following business day in such place.


     14. Calculation Agent. If Notes are issued which require a calculation agent, the Corporation will request the applicable Trustee to act as such calculation agent in accordance with the applicable Indenture or the Corporation may itself appoint another Calculation Agent or it may appoint such Dealer or a person nominated by any Dealer(s) (and not the applicable Trustee) to be the calculation agent in respect of such issue of Notes. If a Dealer is to be the calculation agent, the appointment of such Dealer shall, except as otherwise agreed, be on the terms of the calculation agent agreement set forth in Exhibit F hereto (the terms of which the Corporation and each Dealer by their signatures hereto hereby agree to). If the person nominated as calculation agent is not a Dealer, such person shall execute (if it has not already done so) an agreement substantially in the form of the calculation agent agreement set forth in Exhibit F, and the appointment of that person shall be on the terms of that agreement, except as otherwise agreed.


     15.  Increasing the Aggregate Proceeds.

          (a)  In the event the Corporation intends to
     increase the aggregate proceeds from the issue of the Notes under the Program, the Corporation shall provide written notice of such an increase (subject to subsection (b) of this Section) by delivering to each Trustee, the Listing Agent and the Dealers that are party hereto a letter substantially in the form set out in Exhibit G hereto.

          (b)  Notwithstanding subsection (a) of this
     Section, the right of the Corporation to increase the aggregate proceeds of the Notes that may be issued under the Program shall be subject to (i) the Corporation's having received confirmation from each of the nationally recognized statistical rating organizations that rate the Corporation's debt securities at the time of such increase that such an increase will not result in either a downgrading or a review of the Corporation's credit rating with possible negative implications by the credit rating agencies rating the Program; (ii) the forwarding of any further or other documents required by any relevant Stock Exchange(s) for the purpose of listing the Notes to be issued under the Program on the relevant Stock Exchange(s); and (iii) the filing of any further documents and the making of any further registration, if any, required by the Commission.


     16.  Successors and Assigns.

     (a) This Agreement shall be binding upon, and inure solely to the benefit of, each Dealer and the Corporation, and to the extent provided in Section 8 hereof, any person who controls such Dealer, and their respective representatives, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Notes through a Dealer hereunder shall be deemed a successor or assign by reason of such purchase.

     (b) The parties hereto agree that any of the Dealers may substitute, subject to the prior consent of the Corporation, an affiliate (the "Substitute") of such Dealer in respect of all of its rights, powers, liabilities and obligations under this Agreement and that such substitution shall become effective upon delivery of a substitution notice in the form attached hereto as Exhibit H by such Dealer and the Substitute to all other parties hereto. Upon delivery of such substitution notice to all the other parties hereto, (i) such Dealer and such other parties shall be released from further obligations to each other hereunder and their respective rights against each other shall be cancelled (such rights and obligations being referred to in this Section 16(b) as "Discharged Rights and Obligations"),
(ii) such Dealer and such other parties shall assume new obligations toward each other and acquire new rights against each other which differ from the Discharged Rights and Obligations only insofar as the Substitute and such other parties have assumed and acquired such obligations and rights in place of such Dealer and such other parties and
(iii) the Substitute and such other parties shall acquire the same rights and assume the same obligations between themselves they would have acquired and assumed had the Substitute been an original party hereto instead of such Dealer with the rights and obligations acquired or assumed by it as a result of such substitution.


     17. Amendment. This Agreement and the Exhibits hereto may be amended only by written agreement of the Corporation and Dealers that are party to this Agreement at the time of amendment.


     18. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

     19. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original and all of which, taken together, shall constitute one and the same instrument.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives, all as of the date first above written.

FIRST INTERSTATE BANCORP


By:____________________________
   Name:
   Title:


By:____________________________
   Name:
   Title:


CHASE SECURITIES, INC.


By:____________________________
   Name:
   Title:


GOLDMAN, SACHS & CO.


By:____________________________
     (Goldman, Sachs & Co.)


GOLDMAN SACHS INTERNATIONAL


By:____________________________
   Name:
   Title:


LEHMAN BROTHERS INC.


By:____________________________
   Name:
   Title:

LEHMAN BROTHERS INTERNATIONAL (EUROPE)


By:____________________________
   Name:
   Title:


MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED


By:____________________________
   Name:
   Title:


MERRILL LYNCH INTERNATIONAL LIMITED


By:____________________________
   Name:
   Title:


MORGAN STANLEY & CO. INCORPORATED


By:____________________________
   Name:
   Title:


MORGAN STANLEY & CO. INTERNATIONAL LIMITED



By:____________________________
   Name:
   Title:


SALOMON BROTHERS INC


By:____________________________
   Name:
   Title:

SALOMON BROTHERS INTERNATIONAL LIMITED


By:____________________________
   Name:
   Title:


UBS LIMITED


By:____________________________
   Name:
   Title:


UBS SECURITIES INC.


By:____________________________
   Name:
   Title:

                         Schedule 1
                         ----------

                   SCHEDULE OF COMMISSIONS

All Notes subscribed by any Dealer pursuant to the Dealer Agreement will be subscribed at an issue price to be agreed in each case by the Corporation and the Relevant Dealer, less a commission expressed as a percentage of the principal amount of the Notes subscribed, determined by reference to the maturity of the relevant Notes, not to be greater than the following percentages (unless otherwise agreed between the Corporation and the relevant Dealer):


Maturity                                     Percentage
- --------                                     ----------

From 1 month to 9 months less 1 day          (1)

From 9 months to 1 year less 1 day           .125%

From 1 year to 18 months less 1 day          .150%

From 18 months to 2 years less 1 day         .200%

From 2 years to 3 years less 1 day           .250%

From 3 years to 4 years less 1 day           .350%

From 4 years to 5 years less 1 day           .450%

From 5 years to 6 years less 1 day           .500%

From 6 years to 7 years less 1 day           .550%

From 7 years to 10 years less 1 day          .600%

From 10 years to 15 years less 1 day         .625%

From 15 years to 20 years less 1 day         .650%

From 20 years up to and including 30 years   .750%

From 30 years and longer                     (1)


________________
(1) Commissions on all subscriptions of Notes with maturities from 1 month to 9 months less 1 day and from 30 years and longer will be subject to negotiation between the Corporation and the Relevant Dealer.

(For purposes of this Schedule of Commissions, the maturity of a Floating Rate Note shall be deemed to be an exact number of months.)

                    EXHIBIT A-1 TO THE
                    DEALER AGREEMENT
                    ----------------
               Form of Dealer Accession Letter



                                                  [Date]


Manager, Corporate Finance
First Interstate Bancorp
633 West Fifth Street
Los Angeles, California 90071
United States of America

     Re:  First Interstate Bancorp
          Global Medium-Term Note Program
          -------------------------------

Dear Sirs,

     We refer to the Dealer Agreement dated December 9, 1994 entered into in respect of First Interstate Bancorp's (the "Corporation") Global Medium-Term Note Program and made between the Corporation and the Dealers party thereto (which agreement, as amended from time to time, is herein referred to as the "Dealer Agreement"). Capitalized terms not defined herein shall have the meanings specified in the Dealer Agreement.

Conditions Precedent
- --------------------

     We confirm that we are in receipt of the documents referenced below:

          (1) a copy of the Dealer Agreement, duly executed by the parties thereto;

          (2) copies of the Senior Indenture and the Subordinated Indenture, duly executed by the parties thereto;

          (3) the Prospectus Supplement and Prospectus, in such numbers of copies as we have reasonably required;

          (4) a copy of each of the following most recently delivered documents referred to in Section 6 of the Dealer Agreement:

               (a)  Officers' Certificate (Section 6(f)),
               (b)  Opinions of Counsel to the Corporation
                    (Section 6(d)),
               (c)  Opinions of Sullivan & Cromwell (Section
                    6(e)),
               (d)  Letter of Ernst & Young LLP (Section
                    6(g)); and

          (e) Copies of any consents, approvals and confirmations of listings by any relevant stock exchange or regulatory body; and we have found them to our satisfaction.

          For the purposes of the Dealer Agreement our Notice details are as follows:

 [INSERT NAME, ADDRESS, ATTENTION, TELEPHONE, TELEX AND FAX]

     In consideration of the Corporation appointing us as a Dealer under the Dealer Agreement we hereby undertake, for the benefit of the Corporation and each of the other Dealers, that we will perform and comply with all the duties and obligations expressed to be assumed by a Dealer under or pursuant to the Dealer Agreement.

     This letter is governed by, and shall be construed in accordance with, New York law.

                         Yours faithfully,

                         [Name of new Dealer]


                         By:________________________
                              Name:
                              Title:

cc:[Senior Trustee]
   [Subordinated Trustee]
   [Current Dealers]
   Sullivan & Cromwell

                    EXHIBIT A-2 TO THE
                    DEALER AGREEMENT
                    ----------------

                 Form of Appointment Letter


                                                  [Date]

To:  [Name and address of new Dealer]

     Re:  First Interstate Bancorp
          Global Medium-Term Note Program
          -------------------------------

Dear Sirs,

     We refer to the Dealer Agreement dated December 9, 1994 (which agreement, as amended from time to time, is herein referred to as the "Dealer Agreement") entered into in respect of the above Global Medium-Term Note Program and hereby acknowledge receipt of your Dealer Accession Letter to us dated _____________________.

     In accordance with Section 3 of the Dealer Agreement we hereby confirm that, with effect from the date hereof, you shall become a party to the Dealer Agreement, vested with all the authority, rights, powers, duties and obligations of a Dealer as if originally named as a Dealer under the Dealer Agreement.

                         Yours faithfully,

                         First Interstate Bancorp


                         By:_____________________

                         Title:__________________

cc:[Senior Trustee]
   [Subordinated Trustee]
   [Current Dealers]
   Sullivan & Cromwell

                    EXHIBIT B TO THE
                    DEALER AGREEMENT
                    ----------------

             Form of One-Time Appointment Letter

[Address]


[Date]


Re:  [Details of Notes to be issued]
     -------------------------------


Dear Sirs:

     We hereby confirm that, in consideration for your agreeing to distribute the above issue of Notes under the Global Medium-Term Note Program of First Interstate Bancorp (the "Corporation"), for the purposes of this issue only, we will treat you in all respects as a Dealer under the Dealer Agreement dated December 9, 1994 (the "Dealer Agreement"), a copy of which has been delivered to you, and you will enjoy all rights and benefits, and be subject to all the obligations, of Dealer as set out in the Dealer Agreement. Also, copies of the following documents have been delivered to you:

          (1)  copies of the Senior Indenture and/or
     Subordinated Indenture, as appropriate, each duly executed by the parties thereto;

          (2) the Prospectus Supplement and Prospectus, in such numbers of copies as you have reasonably required;
     and

          (3) a copy of each of the most recently delivered documents referred to in Section 6 of the Dealer
     Agreement:

               (a)  Officers' Certificate (Section 6(f)),
               (b)  Opinions of Counsel to the Corporation
                    (Section 6(d)),
               (c)  Opinions of Sullivan & Cromwell (Section
                    6(e)), and
               (d)  Letter of Ernst & Young LLP (Section
                    6(g)).

     [IF APPOINTED AS AGENT OF THE CORPORATION, ADD THE
FOLLOWING -- You recognize that, in connection with this issue, you are acting as the Corporation's agent and not as principal.]

     You acknowledge that such appointment is limited to this particular issue of Notes and that such appointment will terminate upon issue of the relevant Notes, but without prejudice to any of your rights (including, without limitation, any indemnification rights), duties or obligations which have arisen prior to such termination.

     Please confirm your acceptance of the following by signing this letter and returning it to us.

                         Yours faithfully,

                         FIRST INTERSTATE BANCORP


                         By:_______________________


Confirmed on behalf of [Dealer]


By:_____________________


cc:[Senior Trustee]
   [Subordinated Trustee]
   Sullivan & Cromwell

                    EXHIBIT C-1 TO THE
                    DEALER AGREEMENT
                    ----------------

             Form of Terms/Syndication Agreement

                 TERMS/SYNDICATION AGREEMENT


                                         _____________, 199_

First Interstate Bancorp
633 West Fifth Street
Los Angeles, California 90071

Attention:  Manager, Corporate Finance


     [The] undersigned agree[s] to purchase from you (the "Corporation") the Corporation's_________________________
(the "Notes") described in the Pricing Supplement, dated as of the date hereof [in the form of Annex I hereto] (the "Pricing Supplement") at __:00 a.m. __________ time on __________________ (the "Settlement Date") at an aggregate purchase price of ________________ (which is _______% of the aggregate principal amount of the Notes) on the terms set forth herein and in the Dealer Agreement, by and between the Corporation and the other parties named therein (the "Dealer Agreement"), incorporated herein by reference. In so purchasing the Notes, [each of] the undersigned understands and agrees that it is not acting as an agent of the Corporation in the sale of the Notes.

     When used herein and in the Dealer Agreement as so incorporated, the term "Notes" refers to the Notes as defined herein. All other terms defined in the Prospectus, the Pricing Supplement relating to the Notes and the Dealer
Agreement shall have the same meaning when used herein.

     The Corporation represents and warrants to us that the representations and warranties of the Corporation set forth in Section 1 of the Dealer Agreement (with the "Prospectus" revised to read the "Prospectus as amended and supplemented with respect to Notes at the date hereof") are true and correct on the date hereof.

     The obligation of [each of] the undersigned to purchase Notes hereunder is subject to the continued accuracy, on each date from the date hereof to and including the Settlement Date, of the Corporation's representations and warranties contained in the Dealer Agreement and to the Corporation's performance and observance of all applicable covenants and agreements contained therein. [ADD THE FOLLOWING IF APPLICABLE:-- The obligation of the undersigned to purchase Notes hereunder is further subject to the receipt by the undersigned of the officers' certificate, the opinions of the General Counsel of the Corporation, the opinions of counsel to the Dealers and the letter of Ernst & Young LLP referred to in Sections 6(f), 6(d), 6(e) and 6(g), respectively, of the Dealer Agreement.]

[ADDITIONAL TERMS -- The following paragraphs 1 through 7 may be used (in whole or part) for syndicated offerings:

1. The Corporation agrees that it will issue the Notes and the [Managers] [Dealers] named below [OPTION #1-- severally and not jointly] [OPTION #2-- jointly and severally] agree to purchase the Notes at the purchase price specified above (being equal to the issue price of ____ percent less a management and underwriting fee of ____ percent of the principal amount and a selling concession of ____ percent of the principal amount, if applicable).

[IF OPTION #1, INSERT--

     The respective principal amounts of the Notes that each of the [Managers] [Dealers] commits to underwrite are set forth opposite their names below:

               Name                     Principal Amount
               ----                     ----------------


                                                           ]

2. The purchase price specified above will be paid by the Lead Manager named below on behalf of the [Managers]
     [Dealers] by [wire transfer in same-day funds] [other] to the Corporation on the Settlement Date.

3. In accordance with the provisions of Section 4(e) of the Dealer Agreement, [
              ] [has] [have] been appointed as Stabilizing
     Manager(s) with respect to this issue of Notes.

4. The Corporation hereby appoints each [Manager] [Dealer] which is not a party to the Dealer Agreement (each an "Additional Dealer") as a Dealer under the Dealer Agreement solely for the purpose of the issue of Notes to which this Terms/Syndication Agreement pertains. Each such Additional Dealer shall be vested, solely with respect to this issue of Notes, with all authority, rights and powers of a Dealer purchasing Notes as principal pursuant to the Dealer Agreement, a copy of which it acknowledges it has received.

5. In consideration of the Corporation appointing [the] [each] Additional Dealer as a Dealer solely with respect to this issue of Notes, [the] [each] Additional Dealer hereby undertakes for the benefit of the Corporation and each of the other Dealers, that, in relation to this issue of Notes, it will perform and comply with all of the duties and obligations expressed to be assumed by a Dealer under the Dealer Agreement.

6. Each Additional Dealer acknowledges that such appointment is limited to this particular issue of Notes and is not for any other issue of Notes of the Corporation pursuant to the Dealer Agreement and that such appointment will terminate upon issue of the relevant Notes, but without prejudice to any rights (including, without limitation, any indemnification rights), duties or obligations of such Additional Dealer which have arisen prior to such termination.

     For purposes hereof, the notice details of each Additional Dealer are as follows:

               [____________
               ____________
               ____________
               ____________
               Attention:  _________________
               Telephone:  _____________
               Telex:  ______________
               Fax:  _______________.  ]

[IF OPTION #1, INSERT--

7. If a default occurs with respect to one or more of the several underwriting commitments to purchase any Notes under this Agreement, [Managers] [Dealers] who have not defaulted with respect to their respective several underwriting commitments will take up and pay for, as nearly as practicable in proportion to their respective several underwriting commitments, Notes as to which such default occurred, up to but not exceeding in the aggregate 10% of the principal amount of the Notes for which the non-defaulting [Managers] [Dealers] were originally committed; provided, however, that if the aggregate principal amount of Notes as to which such default occurred exceeds 10% of the principal amount of the Notes, the non-defaulting [Managers] [Dealers] shall have the right to purchase all, but shall not be under any obligation to purchase any of the Notes, and if such non-defaulting [Managers] [Dealers] do not purchase all the Notes, this Agreement shall terminate without any liability on the part of any non-defaulting [Managers] [Dealers]. Nothing herein will relieve a defaulting [Manager] [Dealer] from liability for its default.]

     All notices and other communications hereunder shall be in writing and shall be transmitted in accordance with
Section 13 of the Dealer Agreement.

     This Terms/Syndication Agreement shall be governed by and construed in accordance with the laws of New York.

     This Terms/Syndication Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts together shall constitute one and the same instrument.


                              __________________________

                              By:_______________________
                                   Name:
                                   Title:

                              [AND/OR]


                              [INSERT MANAGERS]
                              (the "Managers")

                              By:  [INSERT LEAD MANAGER]
                                   (the "Lead Manager")


                              By:_______________________
                                   Name:
                                   Title:


CONFIRMED AND ACCEPTED, as of the
date first written above:


FIRST INTERSTATE BANCORP


By:_______________________
     Name:
     Title:

                    EXHIBIT C-2 TO THE
                    DEALER AGREEMENT
                    ----------------

              Form of Principal Purchase Letter

                  PRINCIPAL PURCHASE LETTER

                                      _______________, 199__

First Interstate Bancorp
633 West Fifth Street
Los Angeles, California 90071

Attention:  Manager, Corporate Finance

     The undersigned agree to purchase from you (the "Corporation) __________________________________ (the
"Notes") described in the Pricing Supplement, dated as of the date hereof [in the form of Annex I hereto] (the "Pricing Supplement") at 11:00 a.m. __________ time on _________ (the "Settlement Date") at an aggregate purchase price of________________________ (which is ____ % of the aggregate principal amount of the Notes) on the terms set forth in the Dealer Agreement, by and between the Corporation and the other parties named therein (the "Dealer Agreement"), incorporated herein by reference. In so purchasing the Notes, each of the undersigned understands and agrees that it is not acting as an agent of the Corporation in the sale of the Notes.

     The Corporation represents and warrants to us that the representations and warranties of the Corporation set forth in Section 1 of the Dealer Agreement (with the "Prospectus" revised to read the "Prospectus as amended and supplemented with respect to Notes at the date hereof") are true and correct on the date hereof.

     This Principal Purchase Letter shall be governed and construed in accordance with the laws of New York (without regard to conflict of law principles).

     This Principal Purchase Letter may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts together shall constitute one and the same instrument.

                                   [INSERT DEALERS]


                                   By:______________________
                                        Name:
                                        Title:

CONFIRMED AND ACCEPTED, as of the
date first written above

FIRST INTERSTATE BANCORP


By:_______________________
     Name:
     Title:

                    EXHIBIT D TO THE
                    DEALER AGREEMENT
                    ----------------

         [ANNEX I TO TERMS/SYNDICATION AGREEMENT OR
                 PRINCIPAL PURCHASE LETTER]


                 FORM OF PRICING SUPPLEMENT
                 --------------------------

  [Attached to, and part of, Terms/Syndication Agreement or Principal Purchase Letter, if any]


Pricing Supplement
[and Supplemental Prospectus]


                           [LOGO]

                  First Interstate Bancorp
               Global Medium-Term Note Program


                  [Title of Issue of Notes]
















                      [Dealer Name(s)]




    The date of this Pricing Supplement is [Issue Date ].

     This document (the "Pricing Supplement") is issued to give details of an issue by First Interstate Bancorp (the
"Corporation") under its Global Medium-Term Note Program
[and to provide information supplemental to the Prospectus referred to below].

     This Pricing Supplement supplements the terms and conditions in, and incorporates by reference, the Prospectus dated December 9, 1994, and all documents incorporated by reference therein (the "Prospectus"), and should be read in conjunction with the Prospectus. Unless otherwise defined in this Pricing Supplement, terms used herein have the same meaning as in the Prospectus.


Particular Terms and Conditions

     The following items under this heading "Particular
Terms and Conditions" are the particular terms which relate to the issue which is the subject of this Pricing
Supplement.

           [Include whichever of the following apply]

1.   Issue Title:                  [Specify Name of Issue]

2.   Tranche No:                   [Insert if Applicable]

3.   Principal Amount of           [Specify Currency and Amount]
     Issue or Tranche:

4.   Principal Amount of           [Insert if Applicable]
     Issue Outstanding at
     Date of Pricing
     Supplement

5.   Issue Price:                  [Specify Price]

6.   Issue Date:                   [Specify Date]

7.   Form of Notes:                [Specify whether Registered
                                   only/Bearer only/Bearer and
                                   Registered]

8.   Priority of Notes:            [Senior/Subordinated]

9.   Indenture for the             [Senior Indenture/
     Notes:                        Subordinated Indenture]

10.  Authorized
     Denomination(s):              [Specify Currency and
                                   Amount(s)]

11.  Specified Currency:           [Specify]

12.  Specified Principal           [Specify Currency]
     Payment Currency (if
     different from
     Specified Currency):

13.  Specified Interest            [Specify Currency]
     Payment Currency (if
     different from
     Specified Currency):

14.  Maturity:

     (a) Maturity Date             [Specify Date]

     (b) Extension of
         Maturity Option           [Yes/No]

     (c) Extension Period          [Specify Period for which
                                   Maturity Date can be
                                   extended]

     (d) Final Maturity Date       [Specify Final Date]

15.  Interest Commencement         [Specify Date]
     Date (if different from
     the Issue Date):

16.  Type of Notes:                [Specify whether Fixed Rate
                                   Notes, Floating Rate Notes,
                                   Indexed Notes, Original Issue
                                   Discount Notes, Renewable
                                   Notes, Dual Currency Notes,
                                   Amortizing Notes/Other]

17.  Fixed Rate Notes:             [Yes/No]

     (a)  Fixed Interest           [ ] %
          Rate:

     (b)  Calculation Amount:      [Specify Amount]

     (c)  Fixed Rate Interest      [Specify Date(s)]
          Payment Date(s):

     (d)  Initial Broken           [Specify Amount per Currency
          Amount:                  and Denominations]

     (e)  Final Broken             [Specify Amount per Currency
          Amount                   and Denominations]

     (f)  Fixed Rate Day           [Specify Fraction]
          Count Fraction(s)
          (insert if not
          30/360 basis):

18.  Floating Rate Notes:          [Yes/No]

     (A) If the "Primary Source for Interest Rate Quotations" is a specified page, section or other part of a specified information source, complete the following as applicable:

     (a)  Calculation Amount:      [Specify Amount]

     (b)  Reference Rate and       [LIBOR/CD/Commercial Paper
          Specified Currency:      Rate/Prime/Federal
                                   Funds/Treasury
                                   Rate/CMT/Other]

                                   [Specify Currency]

     (c)  Primary Source for       [Specify Information Source
          Interest Rate            (i.e. whether LIBOR/
          Quotations:              Commercial Paper/ Prime/
                                   Federal Funds/
                                   Treasury/CMT/Other)

     (d)  Specified Screen,        [Specify screen, page or
          Page or Section:         section of Information
                                   Source]

     (e)  Specified Interest       [Specify Number of Days,
                                             Period (Complete if
                                             Weeks or Months]
          Euro-Market
          convention applies):

     (f)  Interest Reset Period:   [Specify whether daily,
          (Complete if U.S.        monthly, quarterly, semi-
          Market convention        annually, annually or
          applies)                 otherwise]


                                   [Specify applicable month[s]
                                   in the case of a semi-annual
                                   and annual Interest Rate
                                   Reset Period]

     (g)  Index Maturity:          [Specify, including, if
                                   applicable, designated CMT
                                   Maturity Index]

     (h)  Index Currency:          [Specify if other than
                                   Specified Currency]

     (i)  Interest Rate for        [Specify if applicable]
          Initial Interest
          Period or Interest
          Reset Date

     (j)  Interest Payment         [Specify Dates, if Euro
          Date(s):                 Market convention applies, or
                                   that Interest Payment Dates
                                   are the Interest Reset Dates,
                                   if U.S. market convention
                                   applies)]

     (k)  Interest Reset Date:     [Complete if U.S. market
                                   convention applies; indicate
                                   "Standard" or specify]

     (l)  Interest Determination   [Specify Date]
          Date:

     (m)  Calculation Agent        [Specify]
          (if not the
          applicable Trustee):

     (n)  Calculation Date:        [Specify Date for CD
                                   Reference Rate, Commercial
                                   Paper Reference Rate, Prime
                                   Reference Rate, Federal Funds
                                   Reference Rate, Treasury
                                   Reference Rate, CMT Reference
                                   Rate.]

     (o)  Minimum Interest Rate:   [Specify Percent if
                                   Applicable]

     (p)  Maximum Interest Rate:   [Specify Percent if
                                   Applicable]

     (q)  Spread:                  [+/-[  ] percent per annum]

     (r)  Spread Multiplier:       [Specify]

     (s)  Alternate Spread         [Specify if Applicable]

     (t)  Alternate Spread         [Specify if Applicable]
          Multiplier:

     (u)  Floating Rate Day        [Specify if Applicable]
          Count Fraction(s):


B.   If "Primary Source for Interest Rate Quotations" is
     "Reference Banks", complete the following as applicable:

     (a)  Calculation Amount:      [Specify Amount]

     (b)  Specified Currency:      [Specify]

     (c)  Interest Payment Dates:  [Specify Dates]

     (d)  Specified Interest       [Specify Number of Days,
          Period:                  Weeks or Months]

     (e)  Interest Determination   [Specify]
          Date:

     (f)  Index Maturity:          [Specify]

     (g)  Reference Banks:         [Specify four]

     (h)  Relevant Financial       [Specify]
          Center:

     (i)  Minimum Interest Rate:   [Specify percent]

     (j)  Maximum Interest Rate:   [Specify percent]

     (k)  Spread:                  [+/- [ ] percent per annum]

     (l)  Spread Multiplier:       [Specify]

     (m)  Alternate Spread:        [Specify if applicable]

     (n)  Alternate Spread         [Specify if applicable]
          Multiplier:

     (o)  Calculation Agent:       [Specify]
          (if not the
          applicable Trustee)

     (p)  Floating Rate Day        [Specify if Applicable]
          Count Fraction(s):

19.  Indexed Notes:                [Yes/No]

     (a)  Interest Rate:           [Specify Method of
                                   Determination of Interest]

     (b)  Amount of Principal:     [Specify Method of
                                   Determination of Principal]

     (c)  Premium:                 [Specify Method of
                                   Determination of Premium]

20.  Original Issue Discount       [Yes/No]
     Notes:

     (a)  Reference Price:         [Specify]

     (b)  Amortization Yield:      [Specify]

     (c)  Original Issue Discount: [Specify]

     (d)  Zero Coupon              [Yes/No]

21.  Renewable Notes:              [Yes/No]

     (a)  Interest Rate:           [Specify]

     (b)  Initial Maturity Date:   [Specify]

     (c)  Final Maturity Date:     [Specify]

     (d)  Election Date            [Specify]

     (e)  Interest Payment Dates:  [Specify]

     (f)  Number of Days before    [Specify]
          Election Date within
          which Holder must
          notify termination of
          automatic extension of
          maturity:

     (g)  Redemption Price:        [Specify]

22.  Dual Currency Notes:          [Yes/No]

     (a)  Optional Payment         [Specify]
          Currency:

     (b)  Designated Exchange      [Specify]
          Rate:

     (c)  Interest Payment         [Specify]
          Dates:

     (d)  Option Election Dates:   [Specify]

23.  Amortizing Notes:             [Yes/No]

     (a)  Instalment Date(s):      [Specify]

     (b)  Instalment Amounts:      [Specify]

     (c)  Table setting forth      [Include Table Here]
          repayment information:

24.  Redemption Amount (if other   [Specify Amount Above or
     than Principal Amount):       Below Par or Otherwise]


25.  Basis of Calculation of       [Give Details]
     the Variable Redemption
     Amount, if applicable:

26.  Redemption Month              [Specify Month and Year]
     (Floating Rate Notes):

27.  Corporation's Optional        [Yes/No]
     Redemption:

     (a)  Notice Period:           [Specify Maximum and Minimum
                                   Number of Days for Notice
                                   Period]

     (b)  Amount:                  [All or Less than All and, if
                                   Less than All, Minimum
                                   Amounts]

     (c)  Date(s):                 [Specify]

28.  Redemption at the Option      [Yes/No]
     of the Holders of Notes:

     (a)  Notice Period:           [Specify Maximum and Minimum
                                   Number of Days for Notice
                                   Period]

     (b)  Amount:                  [All or Less than All and, if
                                   Less than All, Minimum
                                   Amounts]

     (c)  Date(s):                 [Specify]

29.  Long Maturity Note:           [Yes/No]

30.  Unmatured Coupons Void        [Yes/No]
     on Early Redemption:

31.  Talons:

     (a)  Talons for Future        [Yes/No]
          Coupons to be Attached
          to Definitive Bearer
          Notes:

     (b)  Fixed Rate Interest      [Specify Dates]
          Payment Date(s) or
          Interest Payment
          Date(s) on Which the
          Talons (if any) Mature:

32.  Receipts to be attached to    [Yes/No]
     Amortizing Notes:

33.  Additional Provisions         [Give Details if Applicable]
     Relating to the Notes:


Other Relevant Terms

1.   Listing (if yes, specify      [Specify Stock Exchange]
     Stock Exchange(s)):

2.   Details of any Clearance      [Give Details]
     System other than DTC,
     Euroclear or Cedel approved
     by the Corporation and the
     applicable Trustee and
     Clearance and Settlement
     Procedures:

3.   Syndicated:                   [Yes/No]

4.   If Syndicated:

     (a)  Liability:               [Several/Joint and Several]

     (b)  Lead Manager:            [Name]

     (c)  Stabilizing Manager:     [Name]

6.   Commissions, Concessions      [Specify]
     and Discounts (applicable
     in the case of U.S.
     Offerings*):

7.   Proceeds to the Corporation
     (applicable in the case of
     U.S. Offerings*)


8.   Codes:

     (a)  Common Code:             [Specify]

     (b)  ISIN:                    [Number]

     (c)  CUSIP:                   [Number]

     (d)  Other:                   [Number]

9.   Identity of Dealer(s)/        [Name(s)]
     Manager(s):

10.  Provisions for Bearer Notes:

     (a)  Exchange Date:           [Date]

     (b)  Permanent Global Note:   [Yes/No]

     (c)  Definitive Bearer Notes: [Yes/No]

     (d)  Individual Definitive    [Yes/No. If yes, specify
          Registered Notes:        circumstances]

     (e)  Global Registered        [Yes/No. If yes, specify
          Notes:                   circumstances]

11.  Provisions for Registered
     Notes:

     (a)  Individual Definitive    [Yes/No]
          Registered Notes
          Available on Issue
          Date:

     (b)  DTC Global Note(s):      [Yes/No. If yes, specify
                                   number]

     (c)  Other Global             [Yes/No. If yes, specify
          Registered Notes:        number]


General Information

1. [Set out any additions or variations to the selling restrictions.]

2.   [Other]

[Supplemental Prospectus Information

     The Prospectus is hereby supplemented with the following information, which shall be deemed to be incorporated in, and to form part of, the Prospectus.

     [Set out here any additional disclosure regarding, for example, taxation or exchange rate movements, which is considered necessary for the particular issue.]]

                         FIRST INTERSTATE BANCORP


                         By:_______________________
                              Name:
                              Title:

______________________

[* U.S. Offerings means agency placements, principal trades or syndicated offerings of Notes in which the Notes offered are to be sold within the United States.]

                    EXHIBIT E TO THE
                    DEALER AGREEMENT
                    ----------------

                      SELLING RESTRICTIONS


     (a) General. Other than in the United States of America, no action has been or will be taken by the Corporation or by or on behalf of any Dealer which would permit a public offering of any of the Notes or distribution the Prospectus or any amendment or supplement thereto issued in connection with the offering of any of the Notes or any other offering material, in any jurisdiction where there are requirements for such purpose to be complied with. Accordingly, Notes may not be offered or sold, directly or indirectly, and neither a Prospectus or any amendment or supplement thereto nor any advertisement or other offering material may be distributed or published in any non-U.S. jurisdiction, except under circumstances that will result in compliance with any applicable laws and regulations. Each Dealer (and the Corporation in connection with sales of Notes on its own behalf) will to the best of its knowledge comply with all relevant laws, regulations and directives in each non-U.S. jurisdiction in which it purchases, offers, sells, or delivers Notes or has in its possession or distributes the Prospectus or any amendment or supplement thereto or any other offering material or any Pricing Supplement.

     No Dealer is authorized to make any representation or use any information in connection with the issue, offering and sale of the Notes other than as contained in or consistent with the Prospectus, the applicable Pricing Supplement or such other information relating to the Corporation and/or the Notes which the Corporation has authorized to be used or is otherwise publicly available.

     Selling restrictions may be modified or supplemented by the agreement of the Corporation and the relevant Dealer or Dealers following a change in the relevant law, regulation or directive. Any such modification or supplement will be set out in the Pricing Supplement issued in respect of a particular issue of Notes to which it relates or in a supplement to the Prospectus.

     (b) United States of America. Notes in bearer form are subject to U.S. tax law requirements. Accordingly, with respect to such Notes in bearer form, each Dealer represents and agrees that:

          (1)  except to the extent permitted under U.S. Treas.
     Reg. Sec. 1.163-5(c)(2)(i)(D) (the "D Rules"),

               (a) it has not offered or sold, and during the restricted period will not offer or sell, Notes in bearer form to a person who is within the United States or its possessions or to a United States person; and

               (b) it has not delivered and will not deliver within the United States or its possessions definitive
          Notes in bearer form that are sold during the restricted period;

          (2) it has and throughout the restricted period will have in effect procedures reasonably designed to ensure that its employees or agents who are directly engaged in selling Notes in bearer form are aware that such Notes may not be offered or sold during the restricted period to a person who is within the United States or its possessions or to a United States person, except as permitted by the D rules;

          (3) if it is a United States person, it is acquiring the Notes in bearer form for purposes of resale in connection with their original issuance and if it retains Notes in bearer form for its own account, it will only do so in accordance with the requirements of U.S. Treas. Reg. Sec. 1.163-5(c)(2)(i)(D)(6);

          (4) it has not entered and will not enter into any written contractual arrangement with respect to the offer or sale of the Notes, except with its affiliates or with the prior written consent of the Corporation;

          (5) with respect to Notes in bearer form issued as part of a "targeted offering", (a) it will offer and sell the Notes in bearer form in accordance with practices and documentation customary in the designated foreign country,
     (b) it will use reasonable efforts to sell the Notes in bearer form only within the designated foreign country, (c) it has not made and will not make, and will not consent to the making of, any application for the listing of the Notes in bearer form on any exchange located outside the designated foreign country and (d) the issuance of the Notes in bearer form is subject to guidelines or restrictions imposed by governmental, banking or securities authorities in the designated foreign country;

          (6) with respect to Notes in bearer form issued as part of a "targeted offering", more than 80 percent of the Notes in bearer form allotted to it will be offered and sold to persons who are not distributors by distributors who maintain an office located in the designated foreign country; and

          (7) with respect to each affiliate that acquires from it Notes in bearer form for the purpose of offering or selling such Notes during the restricted period, it either
     (a) repeats and confirms the representations contained in clauses (1), (2), (3), (4), (5) and (6) on behalf of such affiliate or (b) agrees that it will obtain from such affiliate for the benefit of the Corporation the representations contained in clauses (1), (2), (3), (4),
     (5) and (6).

     Terms used in this paragraph have the meanings given to them by the U.S. Internal Revenue Code and regulations thereunder, including the D Rules. For purposes of this paragraph, a "targeted offering" shall mean an offering so designated by the Corporation and the "designated foreign country" shall be the foreign country designated by the Corporation in connection with any such targeted offering.

     In connection with the offer or sale by a Dealer from its primary allotment of a Registered Notes that is represented by an interest in a Temporary Global Note to a person within the United States or its possessions, as defined for purposes of U.S. Treas. Reg. Sec. 1.163-5(c)(2)(i)(D), or to a United States person, as defined in Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended, after the relevant Issue Date, promptly after such offer or sale, such Dealer shall notify the applicable Trustee of such sale and shall request that such Trustee (i) exchange such interest in such Temporary Global Note for an interest in a DTC Global Note or an individual Definitive Registered Note and (ii) arrange for delivery of such DTC Global Note or individual Definitive Registered Note, as the case may be, as soon as practicable thereafter in accordance with the applicable Indenture and the terms and conditions set forth in the note representing the Notes.

     Certain issues of Notes in respect of which any payment is determined by reference to an index or formula, or to changes in prices of securities or commodities, or certain other Notes, shall be subject to such additional United States selling restrictions as the Corporation and the relevant Dealer or Dealers may agree as a term of issuance and purchase of such Notes, as indicated in the applicable Pricing Supplement. Each Dealer severally agrees that it shall offer, sell and deliver such Notes only in compliance with such additional United States selling restrictions.

     (c) United Kingdom. Each Dealer represents and agrees that:

          (1)  it has not offered or sold and, for so long as
     Part III of the Companies Act 1985 remains in force in relation to the Notes, will not offer or sell in the United Kingdom, by means of any document, any Notes other than to persons whose ordinary business it is to buy or sell shares or debentures, whether as principal or agent or, in any case, in circumstances which do not constitute an offer to the public within the meaning of the Companies Act 1985;

          (2) it has complied and will comply with all applicable provisions of the Financial Services Act 1986 with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom;

          (3) it has only issued or passed on and it will only issue or pass on in the United Kingdom any document received by it in connection with the issue of any Note to a person who is of a kind described in Article 9(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1988 or is a person to whom the document may otherwise lawfully be issued or passed on; and

          (4) once the law which shall replace Part III of the Companies Act 1985 has come into force, it will not directly or indirectly, issue or cause to be issued in the United Kingdom any advertisement offering Notes in circumstances which would require (for the avoidance of any contravention of the provisions) a prospectus to have been delivered to the Registrar of the Companies in England and Wales.

     (d) Japan. Each Dealer understands that Notes denominated in yen have not been, and will not be, registered under the Securities and Exchange Law of Japan. Each Dealer represents and agrees that it will not offer or sell any Notes which are denominated in yen directly or indirectly in Japan or to residents of Japan or for the benefit of any Japanese person (which term as used herein means any person resident in Japan including any corporation or other entity organized under the laws of Japan) or to others for reoffering or resale directly or indirectly in Japan or to any resident of Japan or to any Japanese person during the period of 90 days (or 180 days in the case a Dual Currency Note (as defined in the

Prospectus) denominated or redeemable in Yen) after the Original Issue Date of the relevant Note. Thereafter, it will not do so except in circumstances which will result in compliance with any applicable laws, regulations and ministerial guidelines of Japan.

     Without limiting the generality of the foregoing, no Notes denominated in Yen will be sold without the specific approval of the Japanese Ministry of Finance, except for single currency Notes repayable at their non-variable principal or redemption amount and bearing interest at a fixed interest rate or by reference to Yen LIBOR (plus or minus a margin) and structured Notes, such as Nikkei-linked and DAX-linked issues, in each case which are already permitted by the Japanese Ministry of Finance.

     (e) Germany. Each Dealer agrees, in connection with the initial placement of Notes in Germany, unless otherwise provided in the relevant Subscription Agreement in the case of an issue made on a syndicated basis, to offer and sell Notes (i) only for an aggregate purchase price per purchaser of at least DM 80,000 (or the foreign currency equivalent) or such other amount as may be stipulated from time to time by applicable German law or (ii) in accordance with the provisions of the German Securities Selling Prospectus Act of 13th December, 1990, as amended, or any other laws applicable in Germany governing the issue, offering and sale of securities.

     (f) Switzerland. Any issue, offer and sale of Notes denominated in Swiss francs or carrying a Swiss franc related element will, to the extent applicable, comply with Swiss law and regulations of the Swiss National Bank. In particular, any such issue must be effected and sold through a bank or finance company domiciled in Switzerland which is regulated under
Article 8 of the Federal Law on Banks and Savings Banks of 1934 (as amended) (which includes a branch or subsidiary of a foreign bank located in Switzerland). Under current guidelines, such bank or finance company must have obtained the authorization of the Swiss National Bank prior to effecting the transaction.

                    EXHIBIT F TO THE
                    DEALER AGREEMENT
                    ----------------

               Form of Calculation Agent Agreement


          CALCULATION AGENT AGREEMENT dated as of
______________, 199__ between FIRST INTERSTATE BANCORP (the
"Corporation") and [DEALER/DEALER'S NOMINEE] (the "Calculation
Agent", which expression shall include its successors and assigns).

          WHEREAS, the Corporation proposes to issue from time to time notes (the "Notes") pursuant to the terms of a Dealer Agreement dated December 9, 1994 (as amended from time to time, the "Dealer Agreement") between the Corporation and the other parties named therein relating to the Global Medium-Term Note Program of the Corporation (the "Program"); and

          WHEREAS, the Corporation wishes to appoint the Calculation Agent as calculation agent for the purpose of making any determination which it is required to make pursuant to the terms and conditions of the Notes identified in the applicable Pricing Supplement (the "Conditions") in respect of which it is appointed as Calculation Agent;

          IT IS HEREBY AGREED as follows:

     1. Interpretation. Expressions used and not defined in this Agreement shall, unless the context otherwise requires, bear the meanings given to them in the Conditions of the Notes and the Dealer Agreement.

     2. Appointment. In the event that the Calculation Agent agrees to act as such in relation to a particular issue of Notes, the Corporation appoints the Calculation Agent as its agent for the purposes of making such calculations and/or determinations in respect of the Notes as are agreed between the Corporation and the Calculation Agent (and set out in the Conditions) on the following terms and conditions.

     3. (a) Duties. The Calculation Agent will perform the duties expressed to be performed by it in the Conditions of the particular issue of Notes in respect of which it is appointed. In respect of each such appointment, as soon as practicable after the relevant time on such date as the Conditions may require any specified amount to be calculated, any quote to be obtained or any determination or calculation to be made by the Calculation Agent, the Calculation Agent (i) will determine the relevant interest rate(s) and calculate the amount of interest payable in respect of the Notes for the relevant interest period or interest payment date, calculate any other specified amount, obtain such quote or make such determination or calculation, as the case may be, and (ii) will cause the interest rate and the amount of interest payable for each interest period or interest payment date and, if required, the relevant interest payment date and, if required to be calculated, the amount pertaining to redemption of the Notes, to be provided to the applicable Trustee and the Corporation as soon as possible after their determination but in no event later than the seventh day thereafter. In performing its duties under this Clause, the Calculation Agent shall obtain relevant quotes from appropriate banks or reference agents and/or obtain information from such other sources as are specified in the Conditions or, in the event that no such information is available from such sources, as the Calculation Agent shall deem as appropriate.

          (b) Changes to Conditions. The Calculation Agent shall be obliged to perform only the duties set out specifically in this Agreement and any duties necessarily incidental to them. No implied duties or obligations shall be read into this Agreement or the Conditions against the Calculation Agent. If the Conditions are amended on or after a date on which the Calculation Agent accepts any appointment in a way which affects the duties expressed to be performed by the Calculation Agent, the Calculation Agent shall not be obliged to perform such duties as so amended unless it has first approved the relevant change to the Conditions.

          (c)  Notification of failure to make determination.
If the Calculation Agent at any material time does not determine the relevant interest rate(s), amount of interest payable or any specified amount pertaining to the redemption of the Notes, obtain any quote, or make any other determination or calculation which it is required to make pursuant to the Conditions, it shall forthwith notify the Corporation and the applicable Trustee.

     4. Indemnity. The Corporation shall, upon presentation of duly documented evidence, indemnify the Calculation Agent against any loss, liability, cost, claim, action, demand or expense (including, but not limited to, all costs, charges and expenses paid or incurred in disputing or defending any of the foregoing) which it may incur or which may be made against it arising out of or in relation to or in connection with its appointment or the exercise of its functions, except such as may result from the breach by it of the terms of this Agreement or from its own wilful default, gross negligence or bad faith or that of its officers or employees.

     5. (a) Calculations Binding. The determination by the Calculation Agent of any amount or of any state of affairs, circumstance, event or other matter, or the formation of any opinion or the exercise of any discretion required or permitted to be determined, formed or exercised by the Calculation Agent under or pursuant to this Agreement shall (in the absence of manifest error) be final and binding on the Corporation, the Dealers and the holders of the Notes, Coupons, Talons or receipts.

          (b)  No Agency or Trust.  In acting under this
Agreement and in connection with the Notes the Calculation Agent shall not have any obligations towards or a relationship of agency or trust with any of the holders of the Notes, Coupons, Talons or receipts.

          (c) Taking of Advice. The Calculation Agent may consult on any legal matter any legal adviser selected by it, who may be an employee of or legal adviser to the Corporation, and it shall be protected and shall incur no liability for action taken, or suffered to be taken, with respect to such matter in good faith and in accordance with the opinion of such legal adviser.

          (d) Information Believed to be Genuine. The Calculation Agent shall be protected and shall incur no liability for or in respect of any action taken or thing suffered by it in reliance upon any document or information from any electronic or other source reasonably believed by it to be genuine and to have been signed or otherwise given or disseminated by the proper parties, even if it is subsequently found not to be genuine or to be incorrect.

     6. (a) Resignation. The Calculation Agent may resign its appointment hereunder at any time by giving to the Corporation not less than 60 days' written notice to that effect (which notice may expire on different dates with respect to different issues of Notes but shall not, in respect of any issue of Notes, expire less than 30 days before any due date for payment in respect of that issue of Notes). In the event that the Calculation Agent is unable or unwilling or otherwise fails to act, the Corporation will immediately appoint a leading bank or investment banking firm engaged in the over-the-counter index options or swap market to act as its successor. No resignation by the Calculation Agent shall take effect, nor may the Calculation Agent be removed (save as set out in this Agreement), until a replacement Calculation Agent has been appointed by the Corporation. The Corporation agrees with the Calculation Agent that if, by the day falling ten (10) days before the expiration of any notice under this Clause 6, the Corporation has not appointed a replacement Calculation Agent, the Calculation Agent shall be entitled, on behalf of the Corporation, to appoint as Calculation Agent in its place a leading bank or investment banking firm engaged in the over-the-counter index options or swap market (acting through its principal London office) to which the Corporation shall have no reasonable objection. Any successor Calculation Agent appointed hereunder shall execute and deliver to its predecessor and to the Corporation an instrument accepting appointment hereunder and thereupon such successor Calculation Agent, without further act, deed or conveyance, shall become vested with all authority, rights, powers, trust, immunities, duties and obligations of such predecessor with like effect as if originally named as the Calculation Agent hereunder.

          (b)  Termination of Appointment in Certain Events.
The Corporation may forthwith terminate the appointment of the Calculation Agent if (i) at any time the Calculation Agent becomes incapable of acting, or is adjudged bankrupt or insolvent, or files a voluntary petition in bankruptcy or makes an assignment for the benefit of its creditors or consents to the appointment of a receiver, administrator or other similar official of all or any substantial part of its property or admits in writing its inability to pay or to meet its debts as they become due and payable or suspends payment thereof, or if a resolution is passed or an order made for its winding-up or dissolution, or if a receiver, administrator or other similar official of itself or all or any substantial part of its property is appointed, or if an order of any court is entered approving any petition filed by or against it under the provisions of any applicable bankruptcy or insolvency laws, or if any public officer takes charge or control of it or its property or affairs for the purpose of rehabilitation, conservation or liquidation; or (ii) it fails duly to make any calculation or determination required to be made by it under this Agreement and the Corporation gives it notice that it intends to appoint a replacement Calculation Agent to make the calculation in question and subsequent calculations (if any).

          (c) If the appointment of the Calculation Agent hereunder is terminated (whether by the Corporation of by the resignation of the Calculation Agent), the Calculation Agent shall on the date on which such termination takes effect deliver to the successor Calculation Agent all records concerning the Notes maintained by it (except such documents and records as it is obliged by law or regulation to retain or not to release) but shall have no other duties or responsibilities hereunder.

          (d) Notice. The Corporation shall give the holders of Notes, in accordance with the Conditions, and the applicable Trustee not less than 30 days' notice of any such proposed resignation or termination or, where there is a termination under Clause 6(b), shall give notice thereof as soon as possible after such termination.

          (e) Successor Corporations. Any corporation into which the Calculation Agent may be merged or converted or any corporation with which the Calculation Agent may be consolidated or any corporation resulting from any merger, conversion or consolidation to which the Calculation Agent shall be a party shall, to the extent permitted by applicable law, be the deemed the successor Calculation Agent under this Agreement. Notice of any such merger, conversion or consolidation shall forthwith be given to the Corporation.

     7. Other Transactions. The Calculation Agent and any of its officers, directors and employees may become the owner of, or acquire any interest in, any Notes, Coupons, receipts or Talons (if any) with the same rights that he or she would have if the Calculation Agent were not appointed hereunder and may engage or be interested in any financial or other transaction with the Corporation and may act as depositary, trustee or agent for any committee or body of holders of Notes, Coupons, receipts of Talons (if any) or other obligations of the Corporation as freely as if the Calculation Agent were not appointed hereunder.

     8. Notices. Any notices hereunder shall be in accordance with Section 13 of the Dealer Agreement.

          [NOTICE PROVISIONS TO BE SET OUT IN FULL IF
          CALCULATION AGENT IS NOT A DEALER:

          ___________________
          ___________________
          ___________________
          ___________________
          Attention: ___________________
          Telephone: ___________________
          Telex:________________________
          Fax:__________________________]

     9. Governing Law. This Agreement shall be governed by, and construed in accordance with, New York law.

     This Agreement has been entered into on the date stated at the beginning.

                APPENDIX TO CALCULATION AGREEMENT


             [Only required where Calculation Agent
        is not a relevant Dealer for the relevant issue]


To:  [Calculation Agent]



                                                  [Date]


                    FIRST INTERSTATE BANCORP
                 Global Medium-Term Note Program


          We refer to the [Calculation Agency/Dealer] Agreement date as of [Date] and made between the Corporation and [[Calculation Agent]/the Dealers named in it] and to the pricing supplement[s] dated __________________ (the "Pricing Supplement[s]"). We hereby confirm your appointment as Calculation Agent in relation to the following issue[s] of Notes in accordance with the terms of the Pricing Supplement[s] and the Calculation Agent Agreement [scheduled to the Dealer Agreement]:




          Please confirm your agreement to your appointment by signing the acknowledgement at the foot of the enclosed copy of this letter and returning it to us.

                              Yours faithfully,


                              For and on behalf of
                              FIRST INTERSTATE BANCORP


                              By:_______________________


          We hereby confirm our agreement to our appointment as Calculation Agent in accordance with the terms of your letter of ________________ of which the above is a copy.

                                   Yours faithfully,


                                   [Calculation Agent]


                                   By:____________________






cc: [applicable Trustee]

cc: [relevant Dealer[s]]

                    EXHIBIT G TO THE
                    DEALER AGREEMENT
                    ----------------

               Form of Letter from the Corporation
       Notifying of an Increase in the Aggregate Proceeds
             Of the Global Medium-Term Note Program


[Date]

To:  [Each Current Dealer/Senior Trustee/Subordinated
     Trustee/Registrar and Transfer Agent/Listing Agent(s)]

Dear Sirs,

First Interstate Bancorp
Global Medium-Term Note Program
_______________________________


We hereby notify you, pursuant to Section 15(a) of the Dealer Agreement dated December 9, 1994 (as amended from time to time, the "Dealer Agreement") in respect of the Corporation's Global Medium-Term Note Program, that the aggregate proceeds of the above Program have been increased to U.S.$[________] on _________________. In accordance with Section 15(a) of the Dealer Agreement we hereby confirm to you that the Corporation has received confirmation from each of the credit agencies which rate the debt securities of the Corporation that this proposed increase will not result in either a downgrading or a review of the Corporation's credit rating with possible negative implications by the rating agencies rating the program.

Unless we receive notice to the contrary from you no later than ten (10) days after your receipt of this letter, you will (subject to our compliance with all matters contemplated in Section 15(b) of the Dealer Agreement) be deemed to have consented to the increase in the Aggregate Proceeds pursuant to
Section 15(a).

Terms used in this letter have the meanings given to them in the Dealer Agreement.

Yours faithfully,

FIRST INTERSTATE BANCORP


By:_____________________

                    EXHIBIT H TO THE
                    DEALER AGREEMENT
                    ----------------

                   Form of Substitution Notice


[DATE]


To:  [INSERT ALL PARTIES TO THE AGREEMENT AT THAT TIME]



     This Substitution Notice relates and is supplemental to the Dealer Agreement dated December 9, 1994, among First Interstate Bancorp (the "Corporation") and the other parties named therein (as amended or supplemented from time to time, the "Dealer Agreement"). Terms defined in the Dealer Agreement shall have the same meanings herein.

(A) [INSERT NAME OF PRIOR ENTITY] gives [INSERT ALL PARTIES TO THE AGREEMENT AT THAT TIME] this Substitution Notice pursuant to and for the purpose of Section 16 of the Dealer Agreement so as to take effect in accordance with the terms thereof on the last date on which a party to the Dealer Agreement receives a Substitution Notice from [INSERT NAME OF PRIOR ENTITY] (the "Effective Date").

(B)  [INSERT NAME OF PRIOR ENTITY] hereby undertakes with
     [INSERT ALL PARTIES TO THE AGREEMENT AT THAT TIME] that it will perform all those obligations which by the terms of the Dealer Agreement will be assumed by [INSERT NAME OF NEW
     ENTITY] on the Effective Date.

(C) This Substitution Notice and the rights and obligations of the parties hereunder shall be governed by and construed in accordance with New York law.



.......................       ......................
Duly authorized for and       Duly authorized for and
on behalf of                  on behalf of
[NAME OF PRIOR ENTITY]        [NAME OF NEW ENTITY]


CONFIRMED and ACCEPTED,
as of the date first
above written

FIRST INTERSTATE BANCORP


By: ______________________________